                                                                       EXHIBIT B













                             SHAREHOLDERS AGREEMENT

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----
Section 1.  Prohibitions on Dispositions.......................................................................2
Section 2.  Definitions........................................................................................2
Section 3.  First Option to Repurchase.........................................................................6
    3.1  Notice; Price.........................................................................................6
    3.2  Remaining Non-Family Members' Option to Repurchase....................................................7
    3.3  Corporation's Option to Repurchase....................................................................7
    3.4  Family Members' Option to Repurchase..................................................................7
    3.5  Expiration of Options.................................................................................8
Section 4.  Second Option to Repurchase........................................................................9
    4.1  Notice; Price.........................................................................................9
    4.2  Remaining Non-Family Members' Option to Repurchase....................................................9
    4.3  Corporation's Option to Repurchase...................................................................10
    4.4  Family Members' Options to Repurchase................................................................10
    4.5  Expiration of Options................................................................................11
Section 5.  Right of First Refusal............................................................................11
    5.1  Notice; Price........................................................................................11
    5.2  Remaining Non-Family Members' Right of First Refusal.................................................11
    5.3  The Corporation's Right of First Refusal.............................................................12
    5.4  Family Members' Rights of First Refusal..............................................................12
    5.5  Remaining Offered Shares Not Purchased...............................................................13
Section 6.  Community Interest of Spouse......................................................................13
Section 7.  Purchase of Shares................................................................................14
    7.1  Form of Payment; Valuation...........................................................................14
    7.2  Promissory Note Right................................................................................14
    7.3  Closing..............................................................................................14
Section 8.  Rights of Co-Sale.................................................................................15
    8.1  Drag Along Rights....................................................................................15
    8.2  Tag Along Rights.....................................................................................15
    8.3  Certain Events Not Deemed Transfers..................................................................16
    8.4  Prohibitions on Transfer or Disposition..............................................................16
Section 9.  Voting Agreement..................................................................................17
    9.1  Board of Directors...................................................................................17
    9.2  Board Authority......................................................................................18
Section 10. Key Man Insurance.................................................................................19
Section 11. Purchase of the Cash Shares and Note Shares and Notes from the Non-Family Members.................19
   11.1  Purchase of the Cash Shares and Note Shares..........................................................19
   11.2  Note Terms...........................................................................................19
   11.3  Repayment Terms......................................................................................20
   11.4  Put Option...........................................................................................20
Section 12. Transactions with Family Members and Non-Family Members...........................................20
   12.1  Loans................................................................................................20
   12.2  Repayment Terms......................................................................................21
   12.3  Payment of Expenses..................................................................................21
Section 13. Preemptive Rights.................................................................................21
Section 14. Legend............................................................................................22
Section 15. Agreement of Spouse; Representations..............................................................23
Section 16. Termination of this Agreement.....................................................................24
Section 17. Reincorporation of the Corporation................................................................24
Section 18. Cancellation of Old NPE Options...................................................................24

Section 19. Simultaneous Death................................................................................25
Section 20. Cooperation.......................................................................................25
Section 21. Miscellaneous Provisions..........................................................................25
   21.1  Specific Performance.................................................................................25
   21.2  Severability.........................................................................................25
   21.3  Binding Effect.......................................................................................26
   21.4  Amendments; Waivers..................................................................................26
   21.5  Notices..............................................................................................26
   21.6  Governing Law........................................................................................27
   21.7  Assignment...........................................................................................27
   21.8  Counterparts.........................................................................................27
   21.9  No Right to Continue Employment......................................................................27
   21.10 Headings and Pronouns................................................................................27
   21.11 Legal Fees and Expenses..............................................................................27
   21.12 Remedies.............................................................................................27
   21.13 Entire Agreement.....................................................................................27

                             SHAREHOLDERS AGREEMENT


         This Shareholders Agreement (the "AGREEMENT") dated as of October 27, 2000, but to be effective on the Effective Date (as defined in this Agreement) is made among Neutral Posture Ergonomics Merger Co., Inc., a Texas corporation (the "CORPORATION"), Rebecca Boenigk ("BOENIGK"), Jaye Congleton ("CONGLETON"), Catherine Coker ("COKER"), Michele Zincke ("ZINCKE," together with Boenigk, Congleton and Coker, the "FAMILY MEMBERS"), Mark Benden ("BENDEN"), David Ebner ("EBNER"), Gregory Katt ("KATT") and Thomas Peterson ("PETERSON," collectively with Benden, Ebner and Katt, the "NON-FAMILY MEMBERS") and the respective spouses of the Family Members and the Non-Family Members (each a "SPOUSE," together the "SPOUSES").

                                    RECITALS:

         WHEREAS, upon the consummation of the transactions contemplated in a merger agreement (the "MERGER") to be entered into among the Corporation and Neutral Posture Ergonomics, Inc., a Texas corporation ("OLD NPE"), the Family Members and the Non-Family Members together will own all of the outstanding common stock, par value $.01 per share (the "COMMON STOCK") of the Corporation; and

         WHEREAS, in conjunction with the Merger and the execution of this Agreement, the Corporation will enter into employment agreements with each of the Non-Family Members in substantially the forms attached as Exhibits A, B, C, and D (the "EMPLOYMENT AGREEMENTS"); and

         WHEREAS, immediately following the Merger, the Non-Family Members will each purchase 120,900 shares of Common Stock (the "NOTE SHARES") and Peterson and Katt will purchase an additional 34,000 and 750 shares of Common Stock (collectively, the "CASH SHARES"), respectively; and

         WHEREAS, the parties believe that it is in the best interest of the Corporation and each of them to restrict the disposition of shares in the Corporation or any interest therein, including, without limitation, any shares of its Common Stock (including Cash Shares), any shares of any other class of capital stock or other securities of the Corporation whether now owned or hereafter acquired by the Non-Family Members (the "NFM SHARES") or Family Members (the "FM SHARES," together with the NFM Shares, the "SHARES"), including, without limitation, the shares described on Exhibit E to this Agreement and shares or other securities of the Corporation acquired in any recapitalization, reclassification or similar transaction.

                                   AGREEMENT:

         In consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

Section 1. Prohibitions on Dispositions. No Shares, or interest therein, may be sold, assigned, transferred (whether or not for consideration), registered for transfer, given, donated, subjected to an option to purchase, pledged, encumbered, hypothecated, or in any manner disposed of, or subjected to an agreement to do any of the foregoing (any of the foregoing hereby being referred to as a "DISPOSITION"), except in accordance with this Agreement. Any attempted Disposition, except in accordance with this Agreement, shall be void and ineffectual.

Section 2. Definitions

         2.1 "AFFILIATE" shall have the meaning set forth in Rule 144 promulgated pursuant to the Securities Act.

         2.2 "AFR RATE" shall mean the applicable federal rate published from time to time by the Department of Treasury, as determined on the Effective Date and on each anniversary date thereafter.

         2.3 "AGGREGATED CASH AMOUNT" shall have the meaning set forth in
         Section 7.2.

         2.4 "AGREEMENT" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.5 "BANKRUPTCY LAW" shall mean any federal or state insolvency, bankruptcy, reorganization or similar law.

         2.6 "BASE PRICE" shall mean the Purchase Price plus an amount equal to the product (a) of the Purchase Price as increased at the Prime Rate compounded on an annual basis from the Effective Date multiplied by (b) the number of shares being purchased.

         2.7 "BENDEN" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.8 "BOENIGK" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.9 "CASH SHARES" shall have the meaning ascribed thereto in the Recitals.

         2.10 "CLOSING" shall have the meaning set forth in Section 7.3.

         2.11 "COKER" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.12 "COMMON STOCK" shall have the meaning ascribed thereto in the Recitals.

         2.13 "COMMUNITY PROPERTY INTEREST" shall have the meaning set forth in
         Section 6.

         2.14 "COMMUNITY PROPERTY NON-FAMILY MEMBER" shall have the meaning set forth in Section 6.

         2.15 "CONGLETON" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.16 "CORPORATION" shall have the meaning ascribed thereto in the preamble of this Agreement and Section 17.

         2.17 "CORPORATION OPTIONS" shall have the meaning set forth in Section 7.2.

         2.18 "DISPOSITION" shall have the meaning set forth in Section 1.

         2.19 "DISPOSITION EVENT" shall mean:

                  (a) to attempt a Disposition of any NFM Shares or any interest therein;

                  (b) to make an assignment for the benefit of creditors;

                  (c) to file, or consent to the filing of, a petition under any Bankruptcy Law or petition for, or consent to, the taking of possession by a trustee, receiver or similar official of a Non-Family Member's assets;

                  (d) to be adjudicated as bankrupt or insolvent under any Bankruptcy Law by a judgment that has become final;

                  (e) to suffer an attachment, sequestration, foreclosure, turnover order, writ of execution or garnishment, or any other method of seizure to be levied against any NFM Shares or any interest therein;

                  (f) to have any NFM Shares, or any interest therein, subjected to a Disposition in any other way whatsoever;

                  (g) if any Non-Family Member shall be married to an individual who refuses to execute this Agreement;

                  (h) to die or be permanently disabled; or

                  (i) to terminate employment with the Corporation for any reason other than death or permanent disability.

                  Notwithstanding the foregoing, a Transfer, or attempted Transfer, shall not constitute a Disposition Event.

         2.20 "EBITDA MULTIPLE PRICE" shall mean an amount equal to the quotient that results from (a) the product of (i) four (4) and (ii) Pro Forma EBITDA divided by (b) the number of shares of Common Stock then outstanding on a fully diluted basis calculated in accordance with GAAP.

         2.21 "EBNER" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.22 "EFFECTIVE DATE" shall be the date of the consummation of the Merger.

         2.23 "EMPLOYMENT AGREEMENTS" shall have the meaning ascribed thereto in the Recitals.

         2.24 "FAMILY MEMBER DIRECTORS" shall have the meaning set forth in
         Section 9.1.

         2.25 "FAMILY MEMBERS" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.26 "FM SHARES" shall have the meaning ascribed thereto in the Recitals.

         2.27 "GAAP" shall mean generally accepted United States accounting principles applied on a basis consistent with the basis on which the financial statements of the Old NPE were prepared immediately prior to the Merger.

         2.28 "INSURANCE PROCEEDS" shall mean insurance claim proceeds received by the Corporation from "key man" life and disability insurance policies purchased by the Corporation with respect to Non-Family Members.

         2.29 "KATT" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.30 "LIEN" shall mean any liens, pledges, claims, options, voting agreements, proxies, trusts, encumbrances or agreements.

         2.31 "MERGER" shall have the meaning ascribed thereto in the Recitals.

         2.32 "NFM SHARES" shall have the meaning ascribed thereto in the Recitals.

         2.33 "NON-FAMILY MEMBER DIRECTOR" shall have the meaning set forth in
         Section 9.1.

         2.34 "NON-FAMILY MEMBERS" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.35 "NOTE SHARES" shall have the meaning ascribed thereto in the Recitals.

         2.36 "NOTICE" shall mean a written notice stating the name and address of the proposed purchaser, if any, and the proposed or contractual purchase price, the number of Offered Shares, and terms and conditions of the Disposition pursuant to this Agreement.

         2.37 "OFFERED SHARES" shall mean all of the record and beneficial interest of any Shares, including any Cash Shares or Note Shares, that are involved in any Termination Event, Disposition Event or proposed Transfer.

         2.38 "OLD NPE" shall have the meaning ascribed thereto in the Recitals.

         2.39 "PARTICIPATION OFFER" shall have the meaning set forth in Section 8.2.

         2.40 "PETERSON" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.41 "PREEMPTIVE NOTICE" shall have the meaning set forth in Section 12.2.

         2.42 "PRIME RATE" shall mean a variable per annum rate of interest most recently announced by Compass Bank Texas, National Association (or any successor) as its "prime rate."

         2.43 "PRO FORMA EBITDA" shall be defined as earnings of the Corporation before extraordinary items, interest, taxes, depreciation and amortization computed in accordance with GAAP for the last completed fiscal four quarters as adjusted to: (a) exclude the amount of (i) the aggregate salary expense paid to Family Members and Non-Family Members in excess of (ii) $850,000 as increased at a compound rate of 12.5% per annum from the Effective Date until the last day of the then most recently completed fiscal quarter and (b) exclude the effect of any transactions between a Family Member and the Corporation following the Effective Date that in the aggregate exceed $200,000 for each fiscal year.

         2.44 "PURCHASE PRICE" shall mean the "Purchase Price" as defined in the Merger Agreement.

         2.45 "PUT NOTE SHARES" shall have the meaning set forth in Section
         11.4.

         2.46 "REMAINING NON-FAMILY MEMBERS" shall mean all of the Non-Family Members except for the Selling Non-Family Member.

         2.47 "REMAINING OFFERED SHARES" shall mean any shares not purchased pursuant to this Agreement by a prior option or purchase right holder.

         2.48 "REMAINING NOTE SHARES" shall mean any Unvested Note Shares not purchased pursuant to this Agreement by a prior option or purchase right holder.

         2.49 "SECURITIES" shall mean any Common Stock or any options, warrants or other equity securities convertible into, exercisable for or exchangeable for, directly or indirectly, Common Stock.

         2.50 "SECURITIES ACT" means the Securities Act of 1993, as amended, and all of the rules and regulations promulgated thereto.

         2.51 "SELLING NON-FAMILY MEMBER" shall mean the Non-Family Member who effects (or proposes to effect), or is subjected to, any Termination Event, Disposition Event or Transfer.

         2.52 "SHARES" shall have the meaning set forth in the Recitals and
         Section 17.

         2.53 A "SIGNIFICANT SALE" means any Disposition or Transfer by the Family Members of Securities representing more than 50% of the outstanding shares of Common Stock of the Corporation on a fully-diluted basis.

         2.54 "SPOUSE" shall have the meaning ascribed thereto in the preamble of this Agreement.

         2.55 "TBCA" shall mean the Texas Business Corporation Act.

         2.56 "TERMINATION EVENT" shall mean termination (a) by the Non-Family Member of his employment with the Corporation "Without Good Reason," as such term is defined in the Employment Agreements, or (b) by the Corporation of a Non-Family Member's employment for "Cause," as such term is defined in the Employment Agreements.

         2.57 "TRANSFER" or "TRANSFERRED" means to effect any voluntary Disposition of Shares for value that would constitute a "sale" thereof within the meaning of the Securities Act.

         2.58 "UNVESTED NOTE SHARES" shall mean at any time the Note Shares that remain subject to the right of purchase set forth in Section 3.

         2.59 "ZINCKE" shall have the meaning ascribed thereto in the preamble of this Agreement.

Section 3 First Option to Repurchase.

         3.1 Notice; Price. If any Non-Family Member effects, or is subjected to, a Termination Event, then the Corporation's Secretary shall promptly mail a Notice to all the Remaining Non-Family Members. Subject to Section 7 of this Agreement, Notice by the Corporation shall be deemed the Selling Non-Family Member's offer of the Unvested Note Shares for sale to the Remaining Non-Family Members at the Base Price.

         3.2 Remaining Non-Family Members' Option to Repurchase. Each Remaining Non-Family Member shall have the right to purchase that number of the Unvested Note Shares as shall be equal to the aggregate Unvested Note Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Remaining Non-Family Member and the denominator of which is number of shares of Common Stock then owned by all Remaining Non-Family Members. Each Non-Family Member shall have 20 days (after which the option to purchase shall expire with respect to such Termination Event) from the date the Notice is received by him to schedule and hold a Closing to purchase the Unvested Note Shares. Each Remaining Non-Family Member may purchase all or such portion of the Remaining Non-Family Member's proportionate part of such Unvested Note Shares as the Remaining Non-Family Member may desire on the terms provided herein.

                  If any Non-Family Member declines to purchase his full proportionate part of the Unvested Note Shares, he shall notify the remaining Non-Family Members within 20 days after receipt of notice from the Corporation and any Non-Family Member who purchased his full proportionate part of the Unvested Note Shares shall have the option to purchase such pro rata portion of the Remaining Note Shares as the number of Shares owned by the Non-Family Member, prior to the operation of this Section 3, shall bear to the total number of Shares owned by all Non-Family Members prior to the operation of this Section 3, who purchased their full proportionate share of the Remaining Note Shares. The operation of this Section 3.2 will be repeated until all the Unvested Note Shares have been purchased or every Remaining Non-Family Member declines to purchase his full proportionate part of the Remaining Note Shares so offered. Such purchases shall take place at a Closing called by the purchasing Non-Family Members to be scheduled and held within 60 days after the Non-Family Members' receipt of the Notice.

         3.3 Corporation's Option to Repurchase. Subject to Section 7 of this Agreement, if after the operation of Section 3.2 any of the Remaining Note Shares remain unpurchased, then the Remaining Non-Family Members shall, within 60 days after they have received the Notice, notify in writing the Selling Non-Family Member and the Corporation thereof. Upon the giving of such notice by the Remaining Non-Family Members, the Remaining Note Shares shall be deemed to be offered to the Corporation at the Base Price. The Corporation shall have 30 days (after which the option of the Corporation to purchase shall expire with respect to such Termination Event) from the date such notice is received by the Corporation to schedule and hold a Closing to purchase all or such portion of such Remaining Note Shares that it chooses to purchase from funds legally available (from surplus, earnings or otherwise) on the terms set forth herein.

         3.4 Family Members' Option to Repurchase. Subject to Section 7 of this Agreement, if the Corporation elects to purchase none or less than all of the Remaining Note Shares, then it shall, within 20 days after it has received the notice provided it pursuant to Section 3.3, notify in writing the Selling Non-Family Member, the Family Members, and the Remaining Non-Family Members thereof. Upon the giving of such notice by the

         Corporation, the Remaining Note Shares not purchased by the Corporation shall be deemed to be offered to the Family Members at the Base Price. Each Family Member shall then have the right to purchase that number of the Remaining Note Shares as shall be equal to the number of Remaining Note Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Family Member and the denominator of which is the number of shares of Common Stock then owned by all Family Members. Such purchases shall take place at a Closing called by the purchasing Family Members and scheduled and held within 20 days after the Family Members' receipt of such notice from the Corporation. Each Family Member may purchase all or such portion of the Family Member's proportionate part of such Remaining Note Shares as such Family Member may desire on the terms provided herein.

                  If any Family Member declines to purchase her full proportionate part of the Remaining Note Shares, she shall notify the remaining Family Members within 20 days after receipt of notice from the Corporation and any Family Member who purchased her full proportionate part of the Remaining Note Shares shall have the option to purchase such pro rata portion of the unpurchased Remaining Note Shares as the number of Shares owned by the Family Member, prior to the operation of this Section 3, shall bear to the total number of Shares owned by all Family Members prior to the operation of this Section 3, who purchased their full proportionate share of the Remaining Note Shares. The operation of this Section 3.4 will be repeated until all the Note Shares have been purchased or every Family Member declines to purchase her full proportionate part of the Note Shares so offered. Such purchases shall take place at a Closing called by the purchasing Family Members to be scheduled and held within 80 days after the Family Members' receipt of the notice from the Corporation.

         3.5 Expiration of Options

                  (a) The right to purchase the Note Shares pursuant to this
         Section 3 shall expire as to (i) thirty-three and one-third percent (33 1/3%) of the Note Shares on the first anniversary of the Effective Date, (ii) another thirty-three and one-third percent (33 1/3%) of the Note Shares on the second anniversary of the Effective Date, and (iii) the remaining thirty-three and one-third percent (33 1/3%) of the Note Shares on the third anniversary of the Effective Date.

                  (b) The rights to purchase any Note Shares subject to Section 3 shall expire immediately upon the occurrence of the following events:

                           (i) a merger in which the Corporation is not the
                  surviving entity, unless (A) the Family Members and Non-Family Members, together, become the holders of 50% or more of the outstanding stock of the surviving entity in which event the provisions of this Section 4 shall be applicable to the equity securities they receive pursuant to the merger or (B) for the purpose described in Section 17;

                           (ii) the sale, transfer or other disposition of all
                  or substantially all of the assets, or a majority of the shares of voting capital stock, of the Corporation; or

                           (iii) an initial public offering of the Common Stock
                  of the Corporation registered pursuant to the Securities Act.

Section 4 Second Option to Repurchase.

         4.1 Notice; Price. If any Non-Family Member effects, or is subjected to, a Disposition Event, then such Selling Non-Family Member (or his legal representative) shall, within 5 days of the Disposition Event, deliver to the Corporation's Secretary, the Remaining Non-Family Members and the Family Members a Notice; provided, that if such Non-Family Member fails or refuses to send such Notice in accordance with this Section 4.1, the Corporation's Secretary will send such Notice pursuant to Section 21.5. Subject to Sections 6 and 7 of this Agreement, such Notice shall be deemed the Selling Non-Family Member's offer of the Offered Shares for sale to the Remaining Non-Family Members at the EBITDA Multiple Price; provided that if such Disposition Event is the termination of employment (and the Selling Non-Family Member does not effect, and is not subjected to, another Disposition Event prior to the expiration of the option commenced by such termination of employment), the offer for sale shall be at the higher of (i) the Base Price or (ii) the EBITDA Multiple Price.

         4.2 Remaining Non-Family Members' Option to Repurchase. Each Remaining Non-Family Member shall have the right to purchase that number of the Offered Shares as shall be equal to the aggregate Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Remaining Non-Family Member and the denominator of which is the number of shares of Common Stock then outstanding owned by all Remaining Non-Family Members. Such purchases shall take place at a Closing called by the purchasing Remaining Non-Family Members and scheduled and held within 20 days after the Remaining Non-Family Members' receipt of the Notice (after which the option of each Remaining Non-Family Member to purchase shall expire with the respect to such Disposition Event). Each Remaining Non-Family Member may purchase all or such portion of the Remaining Non-Family Member's proportionate part of such Offered Shares as the Remaining Non-Family Member may desire on the terms provided herein.

                  If any Non-Family Member declines to purchase his full proportionate part of the Remaining Offered Shares, he shall notify the remaining Non-Family Members within 20 days after receipt of Notice from the Selling Non-Family Member and any Non-Family Member who purchased his full proportionate part of the Remaining Offered Shares shall have the option to purchase such pro rata portion of the unpurchased Remaining Offered Shares as the number of Shares owned by the Non-Family Member, prior to the operation of this Section 4, shall bear to the total number of Shares owned by all Non-Family Members, prior to the operation of this Section 4, who purchased their full proportionate share of the Remaining Offered Shares. The operation of this Section 4.4 will be repeated until all the Offered Shares have been purchased or every Non-Family Member declines to purchase his full proportionate part of the Offered Shares so offered. Such purchases shall take place at a Closing called by the purchasing Non-Family Members to be scheduled and held within 60 days after the Non-Family Members' receipt of the notice from the Selling Non-Family Member.

         4.3 Corporation's Option to Repurchase. Subject to Sections 6 and 7 of this Agreement, if, after the operation of Section 4.2, any of the Offered Shares remain unpurchased, then the Remaining Non-Family Members shall, within 60 days after they have received the Notice, notify in writing the Selling Non-Family Member and the Corporation thereof. Upon the giving of such notice by such Remaining Non-Family Member, the Remaining Offered Shares shall be deemed to be offered to the Corporation at the same price as offered to the Remaining Non-Family Member pursuant to Section 4.1. The Corporation shall have 30 days (after which the right and option of the Corporation to purchase shall expire with respect to such Disposition Event) from the date such notice is received by the Corporation to schedule on a business day and hold a Closing to purchase all or such portion of such Remaining Offered Shares that it chooses to purchase from funds legally available (from surplus, earnings or otherwise) on the terms set forth herein.

         4.4 Family Members' Options to Repurchase. Subject to Sections 6 and 7 of this Agreement, if the Corporation elects to purchase none or less than all of the Remaining Offered Shares, then it shall, within 20 days after it has received the notice provided it pursuant to Section 4.3, notify in writing the Selling Non-Family Member, the Family Members, and the Remaining Non-Family Members thereof. Upon the giving of such notice by the Corporation, the Remaining Offered Shares not purchased by the Corporation shall be deemed to be offered to the Family Members at the same price as offered to the Remaining Non-Family Members pursuant to Section 4.1. Each Family Member shall then have the right to purchase that number of the Remaining Offered Shares as shall be equal to the Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Family Member and the denominator of which is the number of shares of Common Stock then owned by all Family Members. Such purchases shall take place at a Closing called by the purchasing Family Members and scheduled and held within 20 days after the Family Members' receipt of such notice from the Corporation. Each Family Member may purchase all or such portion of the Family Member's proportionate part of such Remaining Offered Shares as such Family Member may desire on the terms provided herein.

                  If any Family Member declines to purchase her full proportionate part of the Remaining Offered Shares, she shall notify the remaining Family Members within 20 days after receipt of notice from the Corporation and any Family Member who purchased her full proportionate part of the Remaining Offered Shares shall have the option to purchase such pro rata portion of the unpurchased Remaining Offered Shares as the number of Shares owned by the Family Member, prior to the operation of this Section 4, shall bear to the total number of Shares owned by all Family Members, prior to the operation of this Section 4, who purchased their full proportionate share of the Remaining Offered Shares. The operation of this Section 4.4 will be repeated until all the Offered Shares have been purchased or every Family Member declines to purchase her full proportionate part of the Offered Shares so offered. Such purchases shall take place at a Closing called by the purchasing Family Members to be scheduled and held within 80 days after the Family Members' receipt of the notice from the Corporation.

         4.5 Expiration of Options. The rights to purchase Offered Shares pursuant to this Section 4 shall expire upon the occurrence of the following events:

                  (a) a merger in which the Corporation is not the surviving entity, unless (A) the Family Members and Non-Family Members, together, become the holders of 50% or more of the outstanding stock of the surviving entity in which event the provisions of this Section 4 shall be applicable to the equity securities they receive pursuant to the merger or (B) for the purpose described in Section 17;

                  (b) the sale, transfer or other disposition of all or substantially all of the assets, or a majority of the shares of voting capital stock, of the Corporation; or

                  (c) an initial public offering of the Common Stock of the Corporation registered pursuant to the Securities Act.

Section 5. Right of First Refusal.

         5.1 Notice; Price. If a Non-Family Member wishes to Transfer any of his Shares, such Selling Non-Family Member shall send a Notice to the Remaining Non-Family Members, the Corporation and the Family Members. Subject to Sections 6 and 7, Notice by the Selling Non-Family Member shall be deemed an offer to the Remaining Non-Family Members subject to
         Section 7.5, upon the same terms and conditions.

         5.2 Remaining Non-Family Members' Right of First Refusal. Each Remaining Non-Family Member shall have the right to purchase that number of the Offered Shares as shall be equal to the Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Remaining Non-Family Member and the denominator of which is the aggregate number of shares of Common Stock then owned by all of the Remaining Non-Family Members. Each Non-Family Member shall have 7 days (after which the right to purchase shall expire with respect to such Transfer) from the date the Notice is received by such Non-Family Member, to schedule and hold a Closing to purchase all or part of his proportional part of the Offered Shares.

                  If any Non-Family Member declines to purchase his full proportionate part of the Remaining Offered Shares, he shall notify the remaining Non-Family Members within

         7 days after receipt of Notice from the Selling Non-Family Member and any Non-Family Member who purchased his full proportionate part of the Remaining Offered Shares shall have the option to purchase such pro rata portion of the unpurchased Remaining Offered Shares as the number of Shares owned by the Non-Family Member, prior to the operation of this Section 4, shall bear to the total number of Shares owned by all Non-Family Members, prior to the operation of this Section 4, who purchased their full proportionate share of the Remaining Offered Shares. The operation of this Section 4.4 will be repeated until all the Offered Shares have been purchased or every Non-Family Member declines to purchase his full proportionate part of the Offered Shares so offered. Such purchases shall take place at a Closing called by the purchasing Non-Family Members to be scheduled and held within 21 days after the Non-Family Members' receipt of the Notice from the Selling Non-Family Member.

         5.3 The Corporation's Right of First Refusal. Subject to Sections 6 and 7 of this Agreement, if, after the operation of Section 5.2, any of the Offered Shares remain unpurchased, then the Selling Non-Family Member shall, within 21 days of receipt of the Notice, notify the Corporation and the Family Members thereof. Upon the giving of such notice by the Selling Non-Family Member, the Remaining Offered Shares shall be deemed offered to the Corporation at the same price as offered to the Remaining Non-Family Members pursuant to Section 5.1. The Corporation shall have 10 days (after which the right to purchase shall expire with respect to such Transfer) from the date of such notice is received by the Corporation to schedule and hold a Closing to purchase all or such portion of such Remaining Offered Shares that it chooses to purchase from funds legally available (from surplus, earnings, or otherwise) on the terms set forth herein.

         5.4 Family Members' Rights of First Refusal. Subject to Sections 6 and 7 of this Agreement, if the Corporation elects to purchase none or less than all of its portion of the Offered Shares, then it shall, within 7 days of receipt of notice from the Remaining Non-Family Members, notify the Selling Non-Family Member, the other Remaining Non-Family Members, and the Family Members thereof. Upon the giving of such notice by the Corporation, the Remaining Offered Shares not purchased by the Corporation shall be deemed to be offered to the Family Members at the same price as offered to the Remaining Non-Family Members pursuant to
         Section 5.1. Each Family Member shall then have the right to purchase that number of the Remaining Offered Shares as shall be equal to the Remaining Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock then owned by such Family Member and the denominator of which is the number of shares of Common Stock then owned by all Family Members. Such purchases shall take place at a Closing called by the purchasing Family Members and scheduled and held within 7 days after the Family Members' receipt of such notice from the Corporation. Each Family Member may purchase all or such portion of her proportionate part of such Remaining Offered Shares as she may desire on the terms provided herein.

                  If any Family Member declines to purchase her full proportionate part of the Remaining Offered Shares, she shall notify the remaining Family Members within 7 days after receipt of notice from the Corporation and any Family Member who purchased her full proportionate part of the Remaining Offered Shares shall have the option to purchase such pro rata portion of the unpurchased Remaining Offered Shares as the number of Shares owned by the Family Member, prior to the operation of this Section 5, shall bear to the total number of Shares owned by all Family Members, prior to the operation of this Section 5, who purchased their full proportionate share of the Remaining Offered Shares. The operation of this Section 5.4 will be repeated until all of the Offered Shares have been purchased or every Family Member declines to purchase her full proportionate part of the Offered Shares so offered. Such purchases shall take place at a Closing called by the purchasing Family Members to be scheduled and held within 28 days after the Family Members receipt of notice from the Corporation.

         5.5 Remaining Offered Shares Not Purchased. Any portion of the Offered Shares that is not purchased by the Remaining Non-Family Members, the Corporation or the Family Members as provided in Sections 5.2, 5.3 and
         5.4 above and that is not otherwise subject to another option to repurchase pursuant to Sections 3 or 4, may be Transferred, provided
         (i) such Disposition is completed within 60 days after the latest expiration of the rights of first refusal described in Sections 5.2,
         5.3 and 5.4 above and (ii) the Selling Non-Family Member and his transferee comply with the other provisions of this Agreement. The Offered Shares must be disposed of at the same price and upon the exact same terms and conditions to the transferee as those contained in the Notice. If such price, terms or conditions are to vary, then such Offered Shares shall again be offered to the Remaining Non-Family Members, the Corporation and the Family Members in accordance with the provisions of this Section 5. If the Transfer is not consummated within 60 days of the expiration of the rights of first refusal described herein, no Transfer may occur unless the Selling Non-Family Member again offers the Offered Shares in accordance with this Section 5.

Section 6. Community Interest of Spouse. If any of the Offered Shares, or interest therein, are community property (either of the foregoing being referred to as the "COMMUNITY PROPERTY INTEREST"), then upon the death of the Spouse of a Non-Family Member prior to the Non-Family Member's death, or upon the divorce of a Non-Family Member or upon any Disposition Event by a Spouse involving any Community Property Interest, the Non-Family Member married to such Spouse (or his legal representative) (the "COMMUNITY PROPERTY NON-FAMILY MEMBER") shall have the option, at his sole discretion, to purchase all of the Community Property Interest, prior to any purchase right of the Corporation or the Remaining Non-Family Members upon the terms set forth in Sections 4 or 5 above, as applicable, or otherwise acquire the Offered Shares.

         In such event, the Community Property Non-Family Member shall, within 15 days of the death, divorce, or Disposition Event involving the Community Property Interest, deliver to the Secretary of the Corporation a written notice stating that such death or divorce, or Disposition Event has occurred and the Community Property Interest that the Non-Family Member will purchase. If the Community Property Non-Family Member elects to purchase such Community Property Interest pursuant to the option hereby, he shall do so at a Closing held within 30 days after such notice is received by the Corporation on a business day scheduled by the Community

Property Non-Family Member. If the Community Property Non-Family Member elects not to purchase or otherwise acquire all of the Community Property Interest, then the entire beneficial interest in the Offered Shares for which the Community Property Interest was not purchased or acquired shall be offered to the Corporation, the Remaining Non-Family Members and the Family Members upon the terms set forth in Sections 4 or 5 above, as applicable.

         The parties hereby expressly agree that the rights and obligations of the Non-Family Members relating to the purchase of the Community Property Interest under this Section 6 are personal to the Non-Family Members hereunder, and that neither third parties nor any Spouse of a Non-Family Member shall be a beneficiary thereof or have any rights to compel any purchase.

Section 7. Purchase of Shares.

         7.1 Form of Payment; Valuation. The amount to be paid for Offered Shares pursuant to any right or option in this Agreement shall be payable in the form of cash, other immediately available funds or as otherwise provided in this Agreement.

                  If a proposed Transfer is for consideration other than cash, the Board of Directors of the Corporation shall make a determination of the fair value of such non-cash consideration, which shall be binding unless manifestly unreasonable.

         7.2 Promissory Note Right. If the Corporation exercises its option or right pursuant to the first option to repurchase in Section 3.3, second option to repurchase in Section 4.3 or right of first refusal in
         Section 5.3 (the "CORPORATION OPTIONS"), then any cash amount paid by the Corporation to any Selling Non-Family Member, over any Insurance Proceeds, shall be aggregated each time the Corporation has the option to exercise its Corporation Options (the "AGGREGATED CASH AMOUNT").

                  (a) If the Aggregated Cash Amount is greater than $550,000, then the Selling Non-Family Member agrees to accept $550,000 in cash and a promissory note, secured by the Common Stock subject to the option or right, in substantially the form attached hereto as Exhibit F, from the Corporation for the Aggregated Cash Amount over $550,000.

                  (b) If the Aggregated Cash Amount is greater than $3,000,000, then the Selling Non-Family Member agrees to accept $550,000 in cash and a promissory note, secured by the Common Stock subject to the option or right, in substantially the form attached hereto as Exhibit G, from the Corporation for the Aggregated Cash Amount over $550,000.

         7.3 Closing. The closing (the "CLOSING") of the purchase of any Offered Shares pursuant to this Agreement shall take place at the principal offices of the Corporation at 10:00 A.M. on the date determined in accordance with this Agreement. At the Closing, the Selling Non-Family Member, or Family Member (or his or her legal representative) or the Spouse, as applicable, shall deliver to the purchasers the certificates representing the Shares to be transferred, duly endorsed with any required transfer stamps affixed and any required transfer taxes paid, by the Selling Non-Family Member, or Family Member free and clear of any Liens, except for those Liens arising from this Agreement, against delivery of the purchase price.

Section 8. Rights of Co-Sale.

         8.1 Drag Along Rights. Notwithstanding any provision of this Agreement to the contrary, in connection with a Significant Sale, the Family Members shall have the right to require each Non-Family Member to Transfer that portion of his Shares which represents the same percentage of the Shares held by such Non-Family Member as the shares being disposed of by the Family Members represent of the Shares held by all Family Members. All Shares transferred by Non-Family Members pursuant to this Section 8.1 shall be sold at the same price and otherwise treated identically with the Shares being sold by the Family Members in all respects; provided, that the Non-Family Member shall not be required to make any representations or warranties in connection with such Transfer other than representations and warranties as to (i) such Non-Family Member's ownership of his Shares to be transferred free and clear of all Liens, (ii) such Non-Family Member's power and authority to effect such Transfer, and (iii) if the consideration to be received by the Non-Family Member includes any securities, such matters pertaining to compliance with securities laws as the transferee may reasonably require except that the transferee may not require that each Non-Family Member be an accredited investor; and provided further, that the Non-Family Members shall not be required to comply with Sections 3, 4 or 5 in connection with such Transfer.

                  The Family Members shall give each Non-Family Member at least 30 days' prior written notice of any Significant Sale as to which the Family Members intend to exercise their rights under Section 8.1. If the Family Members elect to exercise their rights under Section 8.1, the Non-Family Members shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Family Members in connection with consummating the Significant Sale (including, without limitation, the voting of any Shares or other voting capital stock of the Corporation to approve such Significant Sale). At the closing of such Significant Sale, each Non-Family Member shall deliver certificates for all Shares to be sold by such Non-Family Member, duly endorsed for transfer, with the signature guaranteed, to the purchaser against payment of the appropriate purchase price.

         8.2 Tag Along Rights. In the event the Family Members propose to effect a Transfer and the Family Members do not elect to exercise their rights under Section 8.1 hereof, if applicable, then at least 30 days prior to the closing of such Transfer, the Family Members shall make an offer (the "PARTICIPATION OFFER") to each Non-Family Member to include in the proposed Transfer that portion of his Shares which represents the same percentage of such Non-Family Member's Shares as the percentage of the Shares being sold by the Family Members represent of all Family Members' Shares; provided, that if the consideration to be received by the Family Members includes any securities, only

         Non-Family Members who have certified to the reasonable satisfaction of the Family Members that they are accredited investors shall be entitled to participate in such Transfer, unless the transferee consents otherwise; and provided further, that the Non-Family Members shall not be required to comply with Sections 3, 4 or 5 in connection with such Transfer.

                  The Participation Offer shall describe the terms and conditions of the proposed Transfer and shall be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer with the transferee named therein, and (ii) each Non-Family Member's execution and delivery of all agreements and other documents as the Family Members are required to execute and deliver in connection with such Transfer (provided that the Non-Family Member shall not be required to make any representations or warranties in connection with such Significant Sale other than representations and warranties as to
         (A) such Non-Family Member's ownership of his Shares to be sold or transferred free and clear of all Liens, (B) such Non-Family Member's power and authority to effect such sale and (C) if the consideration to be received by the Non-Family Member includes any securities, such matters pertaining to compliance with securities laws as the transferee may reasonably require). If any Non-Family Member shall accept the Participation Offer, the Family Members shall reduce, to the extent necessary, the number of Shares they otherwise would have sold in the proposed Transfer so as to permit those Non-Family Members who have accepted the Participation Offer to sell the number of Shares that they are entitled to sell under this Section 8.2, and the Family Members shall Transfer and such Non-Family Members shall Transfer the number of Shares specified in the Participation Offer to the proposed transferee in accordance with the terms of such Transfer as set forth in the Participation Offer.

         8.3 Certain Events Not Deemed Transfers. In no event shall any exchange, reclassification, or other conversion of shares into any cash, securities or other property pursuant to a merger, consolidation or statutory share exchange of the Corporation or any subsidiary with, or any sale or transfer by the Corporation or any subsidiary of all or substantially all of its assets to, any person constitute a Significant Sale or Transfer of Shares by the Family Members for purposes of
         Section 8.1 or a Significant Sale or Transfer of such Shares for purposes of Section 8.2. In addition, Sections 8.1 and 8.2 hereof shall not apply to any Transfer or Disposition of Shares solely among the Family Members, or Affiliates or children of the Family Members, however any such Transfer or Disposition shall be subject to the acknowledgment of and compliance with Section 21.3 of this Agreement. Sections 4 and 5 hereof shall not apply to any Transfer or Disposition of Shares solely among the Non-Family Members, or Affiliates or children of the Non-Family Members, however any such Transfer or Disposition shall be subject to the acknowledgment of and compliance with Section 21.3 of this Agreement.

         8.4 Prohibitions on Transfer or Disposition. Notwithstanding any other section of this Agreement, the parties hereby agree that no party hereto shall Transfer or effect a Disposition of Shares, except pursuant to a Significant Sale or a merger, consolidation or statutory share exchange (any such Disposition or Transfer being void and ineffectual):

         (a) that are subject to the option set forth in Section 3 or (b) to (i) Mark McMillan, Gerald McMillan or any Affiliate or related party to such persons, or (ii) any person or entity that would jeopardize (or prevent the Corporation from successfully electing) the "S" corporation tax status of the Corporation. Further, the parties hereby agree that any Disposition or Transfer by any Family Member or Non-Family Member, except pursuant to a Significant Sale or a merger, consolidation or statutory share exchange, to any person or entity who competes, directly or indirectly, with the Corporation at the time of such Disposition or Transfer must be approved in writing in advance by the Board of Directors in their sole and absolute discretion.

Section 9. Voting Agreement.

         9.1 Board of Directors. Each Family Member and Non-Family Member (including each Spouse), agrees that, subject to Section 9.1(d), at all times, including any election of directors of the Corporation, the Board of Directors shall be comprised of three (3) directors. Each Family Member and each Non-Family Member agrees to vote (or execute a shareholder consent with respect to) all Shares owned or controlled by such Family Member or Non-Family Member to elect: (a) two directors designated by the Family Members (the "FAMILY MEMBER DIRECTORS"); and
         (b) one (1) director designated by the Non-Family Members (the "NON-FAMILY MEMBER DIRECTOR").

                  (a) Until notice is given to the contrary, the Non-Family Member Director shall be Tom Peterson and the Family Member Directors shall be Rebecca Boenigk and Jaye Congleton. The obligation to vote shares (or execute a shareholder consent) in accordance with this
         Section 9.1 shall be specifically applicable to, and enforceable against, any transferees of the parties pursuant to this Agreement.

                  (b) In the event of a vacancy on the Corporation's Board of Directors, if such vacancy is of a Non-Family Member Director, the Non-Family Members shall designate a replacement Non-Family Member Director and if such vacancy is a Family Member Director, the Family Members shall designate a replacement Family Member Director. If the vote to designate such replacement designee of the Non-Family Members or the Family Members is tied among themselves for the designation of a designee, then Peterson (or, upon his death, that person designated, pursuant to the affirmative vote of a plurality of the NFM Shares) and Boenigk (or, upon her death, Congleton), respectively, shall cast an additional tie breaking vote. In the event of a vacancy on the Corporation's Board of Directors, each Family Member and Non-Family Member shall vote (or execute a written consent with respect to) all Shares owned or controlled by him or her in favor of such designees, and otherwise use their best efforts to fill such vacancy, in accordance with this Section 9.1.

                  (c) If the Non-Family Member Director ceases to be an employee of the Corporation and becomes an employee of, or consultant for, either (i) a person or entity who then competes, directly or indirectly, with the Corporation or (ii) a person or entity that the Corporation reasonably believes will harm or be a detriment to, directly or indirectly, the business of the Corporation, then the Non-Family Members, upon notice from the Corporation, hereby agree to request the resignation of such Non-Family Member Director and each Non-Family Member and Family Member shall, upon notice from the Corporation, promptly vote (or execute a shareholder consent with respect to) all Shares owned or controlled by such Family Member or Non-Family Member to remove such Non-Family Member Director from the Board of Directors and appoint a replacement Non-Family Member Director to the Board of Directors. Except as expressly set forth in this Section 9, the Family Members shall vote (or execute a written consent with respect to) all Shares owned or controlled by them for the removal of the Non-Family Member Director whenever (but only whenever) there shall be presented to the Family Members the written direction that the Non-Family Member Director be removed, signed by all of the Non-Family Members (except the Non-Family Member Director). Each of the parties shall use commercially reasonable efforts to cause designees designated pursuant to this Section 9 to be elected to the Board of Directors as provided in this Section 9.1.

                  (d) The Non-Family Members' rights under this Section 9 to designate the Non-Family Member Director shall terminate if (A) all of the Non-Family Members cease to be officers of the Corporation for reasons other than termination without "Cause" or their resignation for "Company Breach" as defined in their respective Employment Agreements, or (B) the Non-Family Members together do not own, in the aggregate, at least 15% of Common Stock of the Corporation.

         9.2 Board Authority. The following actions shall require the approval of the Non-Family Member Director:

                  (a) Dissolution, liquidation or winding up of the Corporation;

                  (b) Filing for bankruptcy or insolvency by the Corporation;

                  (c) Individual capital expenditures by the Corporation in excess of $50,000;

                  (d) Filing of any future material litigation by the Corporation as plaintiff outside the ordinary course of business;

                  (e) Issuance of equity securities other than pursuant to (A) a merger, statutory share exchange or a change of control, or (B) the exercise of any outstanding stock options, warrants, or any existing obligations to issue warrants;

                  (f) Borrowing money from a Family Member; and

                  (g) Any other transactions with Affiliates of the Corporation, other than transactions with Family Members that do not exceed an aggregate of $200,000 per fiscal year.

Section 10. "Key Man" Insurance. The Corporation shall purchase "key man" life and disability insurance on each of the Non-Family Members to cover portions of the costs to the Corporation of the exercise of the options described in Section 4 upon the death or permanent disability of any such Non-Family Member; provided that the Corporation shall only be required to purchase such insurance if the rates to the Corporation are deemed reasonable by the Board of Directors in its sole discretion. The Corporation shall be required to exercise its option in
Section 4 to repurchase the maximum number of Shares that such Insurance Proceeds can purchase pursuant to Section 4.

Section 11. Purchase of the Cash Shares and Note Shares and Notes from the Non-Family Members.

         11.1. Purchase of the Cash Shares and Note Shares. Upon the Effective Date, the Corporation shall sell and Peterson shall purchase 34,000 shares of Common Stock at an aggregate price of the product of 34,000 times the Purchase Price. Upon the Effective Date, the Corporation shall sell and Katt shall purchase 750 shares of Common Stock at an aggregate price of the product of 750 times the Purchase Price. Upon the Effective Date, the Corporation shall sell and each Non-Family Member shall purchase the Note Shares at an aggregate price of the product of 120,900 times the Purchase Price. Each Non-Family Member hereby acknowledges and understands the following:

                  (a) The Cash Shares and Note Shares are sold without any representations or warranties;

                  (b) The sale of the Cash Shares and Note Shares is intended to be exempt from registration under the Securities Act;

                  (c) He must bear the economic risk of his purchase for an indefinite period of time because, among other reasons, the Cash Shares and Note Shares to be transferred hereunder have not been registered under the Securities Act or under the securities laws of certain states, and therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Cash Shares and Note Shares are subsequently registered under the Securities Act and under the applicable securities laws of such states or unless an exemption from such registration is available in the opinion of counsel for the holder, which counsel and opinion are reasonably satisfactory to the Corporation and its counsel;

                  (d) He is willing and able to bear the economic risk of his investment in the Cash Shares and Note Shares issued hereunder and has no need for liquidity with respect thereto, is able to sustain a complete loss of his investment, and is purchasing the Cash Shares and Note Shares for his own account for investment and not with a view to resale or distribution thereof except in compliance with the Securities Act; and

                  (e) The acquisition of the Cash Shares and Note Shares involves a high degree of risk.

         11.2. Note Terms. The Corporation shall loan each Non-Family Member the product of the Purchase Price multiplied by 120,900 in exchange for a promissory note secured by the Note Shares as evidenced by a Security Agreements in the form substantially set forth attached hereto as Exhibit H. These promissory notes shall be in the form substantially attached hereto as Exhibit I and shall bear interest at the AFR Rate at the time of the consummation of the Merger, plus 0.5% per annum, compounded and adjusted annually.

         11.3. Repayment Terms. The Non-Family Members shall repay the promissory notes as follows:

                  (a) The promissory notes shall be due and payable in full upon the seventh anniversary of the Effective Date of this Agreement; and

                  (b) Principal and interest on the promissory notes shall automatically be withheld and paid from forty percent (40%) of any bonuses, dividends or distributions paid to the Non-Family Members by the Corporation.

         11.4 Put Option. In the event a Non-Family Member terminates his employment for a "Company Breach" as defined in his Employment Agreement or is terminated by the Corporation without "Cause" as defined in his Employment Agreement, and none of the Remaining Non-Family Members, the Corporation nor the Family Members exercise their options pursuant to Section 4 to purchase that number of Note Shares equal to the remaining principal and accrued interest on the promissory note described in Section 11.2 above divided by the Base Price (the "PUT NOTE SHARES"), then such Non-Family Member shall have the right to put that number of Put Note Shares at the Base Price back to the Corporation in exchange for cancellation of the promissory note described in Section 11.2 that equals the remaining principal and accrued interest of such promissory note divided by the Base Price.

Section 12. Transactions with Family Members and Non-Family Members.


         12.1 Loans. Immediately upon the closing of the Merger, the Corporation shall loan the amounts listed next to each person's name below, to repay loans to an unaffiliated bank secured by shares of Old NPE, in exchange for promissory notes from each of them, secured by those Shares purchased by the original funds loaned as evidenced by a Security Agreement in substantially the form set forth in Exhibit H:

                   Benden                         $10,000
                   Boenigk                        $53,125
                   Coker                          $25,000
                   Congleton                      $200,000
                   Katt                           $10,000
                   Peterson                       $10,000
                   Zincke                         $54,000

         Such promissory notes shall be in substantially the form attached hereto as Exhibit J and shall bear interest at the AFR Rate at the time of the consummation of the Merger, plus 0.5% per annum, compounded and adjusted annually.

         Currently the Corporation holds a promissory note from Ebner dated June 30, 1996 for an aggregate principal amount of $32,225 plus accrued interest, which note is due and payable on December 31, 2001. On the Effective Date, the Corporation shall cancel such note in exchange for a new promissory note from Ebner for the same amount plus accrued interest, upon the terms and conditions and in substantially the form set forth in Exhibit J, to be secured by those Shares purchased by the original funds loaned as evidenced by a Security Agreement in substantially the form set forth in Exhibit H.

         12.2 Repayment Terms. The Non-Family Members shall repay the promissory notes as set forth in Section 11.3 above. The Family Members shall repay the promissory notes as follows:

                  (a) The promissory notes shall be due and payable in full upon the seventh anniversary of the Effective Date of this Agreement; and

                  (b) Principal and interest on the promissory notes shall automatically be withheld and paid from twenty percent (20%) of any bonuses, dividends or distributions paid to the Family Members by the Corporation.

         12.3 Payment of Expenses. Upon the consummation of the Merger, the Corporation will assume and reimburse any legal expenses incurred by the Family Members and Non-Family Members, paid and payable in connection with the Merger and all related transactions.

Section 13. Preemptive Rights.

         13.1 Each Non-Family Member and Family Member shall have a preemptive right to purchase a portion of Securities that the Corporation may, from time to time, propose to issue, pursuant to the terms set forth in this Section 13.

         13.2 If the Corporation proposes to issue any Securities, the Corporation shall deliver to each Non-Family Member and Family Member a written notice (the "PREEMPTIVE NOTICE"). The Preemptive Notice shall describe, without limitation, the number and type of Securities proposed to be issued and the consideration to be paid by the third party. After receipt of the Preemptive Notice, each Non-Family Member and Family Member shall have 15 days to agree to purchase the portion (but not less than such portion) of such Securities necessary in order to maintain such Non-Family Member's or Family Member's pro rata percentage ownership of Common Stock on a fully diluted basis (assuming the conversion, exercise or exchange of all Securities) upon the terms and consideration set forth in the Preemptive Notice. Such agreement shall be indicated by such Non-Family Member and Family Member in the manner set forth in Section 13.4 hereof. A failure to respond to the Preemptive Notice shall be deemed to constitute a notification to the Corporation of such Non-Family Member's or Family Member's decision not to exercise its right under this Section 13.2.

         13.3 Notwithstanding any provision to the contrary in this Section 13, the preemptive right of each Non-Family Member and Family Member shall not apply to (i) issuances of Securities to employees and consultants of the Corporation pursuant to any benefit plan approved by the Board of Directors of the Corporation, (ii) issuances of Securities for non-cash consideration, (iii) issuances of Securities pursuant to the exercise of any securities outstanding at the time of the Merger, (iv) issuances of Securities pursuant to a merger, statutory share exchange, change of control or initial public offering, or (v) issuances of Securities in connection with an exercise of preemptive rights granted hereunder.

         13.4 A Non-Family Member or Family Member may exercise its right provided in this Section 13 by giving written notice of exercise to the Corporation within the applicable period, specifying the date (not later than fifteen (15) days from the date of expiration of the right to purchase such Securities pursuant to this Section 13) upon which payment of the purchase price for the Securities purchased pursuant to this Section 13 shall be made. The Corporation shall deliver to such Non-Family Member or Family Member at his or her principal office one
         (1) day prior to the payment date, wire transfer instructions, and on the payment date specified in such notice, the certificate or certificates representing such Securities, against payment of the purchase price therefor in immediately available funds.

Section 14. Legend. The following legend shall be placed on all certificates representing Shares issued or to be issued to the Family Members and Non-Family Members (or any successor thereto):

         "THESE SHARES ARE SUBJECT TO A SHAREHOLDERS AGREEMENT AMONG THE REGISTERED OWNER HEREOF, THE CORPORATION, CERTAIN OF THE OTHER SHAREHOLDERS OF THE CORPORATION AND OTHER PERSONS DATED AS OF OCTOBER 27, 2000 THAT MAY PROVIDE FOR MANAGEMENT OF THE CORPORATION IN A MANNER DIFFERENT THAN IN OTHER CORPORATIONS AND MAY SUBJECT A SHAREHOLDER TO CERTAIN OBLIGATIONS OR LIABILITIES NOT OTHERWISE IMPOSED ON SHAREHOLDERS IN OTHER CORPORATIONS. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE CORPORATION, AND A COPY MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR ITS REGISTERED OFFICE."

         Upon the execution of this Agreement, all certificates representing Shares shall be surrendered by the holders thereof to the Corporation and the aforementioned legend (as applicable) shall be placed thereon. The certificates then shall be returned to the holders thereof.

         All Shares owned by the Family Members, Non-Family Members or Spouses whether outstanding at the date hereof or hereafter issued, shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

Section 15. Agreement of Spouse; Representations. Each Spouse individually is bound by, and such Spouse's interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none exists. Each Spouse individually acknowledges that he or she is benefited by this Agreement and that the mutual obligations contained in this Agreement constitute adequate consideration for entering into this Agreement.

         Each Non-Family Member or Spouse represents and warrants as follows:

                  Such Non-Family Member or Spouse owns the number of shares of Shares set forth opposite such Non-Family Member's name on Exhibit E to this Agreement, free from any Liens except for those Liens arising under this Agreement. All consents, approvals, resolutions, authorizations, actions or orders, including those which must be obtained from all governmental agencies or authorities, required of such Non-Family Member or Spouse for the authorization, execution and delivery of, and for the consummation of the transactions described in, this Agreement have been obtained. This Agreement has been duly executed and delivered by such Non-Family Member or Spouse and constitutes his or her respective legal, valid and binding obligation, enforceable in accordance with the terms of this Agreement. Such Non-Family Member or Spouse has full power and authority and otherwise, to enter into and to deliver this Agreement and perform the transactions described herein. The execution and delivery of this Agreement, the consummation of the transactions described in this Agreement, and the fulfillment of and compliance with its terms and provisions do not (i) conflict with or violate (A) any judicial or administrative order, award, judgment or decree applicable to such Non-Family Member or Spouse, (B) any agreement, instrument, mortgage, contract, or restriction to which he or she is a party, or by which he or she is bound or which is applicable to his or her properties, or
         (ii) require the approval, consent or authorization of any federal, state or local court, or any creditor of such Non-Family Member or Spouse, or any other person or entity.

                  Such Non-Family Member is a director or an executive officer of the Corporation and has such knowledge and experience in financial and business matters and investments such as the Cash Shares and Note Shares that he is capable of evaluating the information available with respect to the Cash Shares and Note Shares and the merits and risks of such investment and of making an informed investment decision. Such Non-Family Member has had access to such information as he deems necessary for the purchase of the Cash Shares and Note Shares. All documents, records and books pertaining to the Corporation have been made readily available for inspection by him and his attorneys, accountants or other representatives. He or his advisor(s) have had a reasonable opportunity to ask questions and receive answers from a person or persons acting on behalf of the Corporation and all such questions have been answered to his satisfaction. He will not sell or otherwise transfer the Cash Shares and Note Shares (pursuant to the restrictions in this Agreement) without registration of such securities under the Securities Act or an exemption therefrom. He has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of acquiring the Cash Shares and Note Shares. He has not entered into a contract, understanding, agreement or arrangement with any person to Transfer the Cash Shares and Note Shares to any person, nor does he have any present plans to enter into such a contract, understanding, agreement or arrangement.

Section 16. Termination of this Agreement. This Agreement shall automatically terminate upon the occurrence of any of the following events:

A. The bankruptcy or insolvency of the Corporation;

B. The Disposition of all of the Shares of any party in accordance with this Agreement, but only as to such party (and his Spouse, if applicable) and not the Shares;

C. The complete liquidation of the Corporation;

D. The consummation of a public offering of Common Stock registered pursuant to the Securities Act or a Significant Sale;

E. The consummation of a merger (other than the Merger), consolidation or statutory share exchange that results in the parties to this Agreement owning in the aggregate less than a majority of the voting power of the Corporation (or any successor thereto) immediately following such merger, consolidation or statutory share exchange;

F. The twentieth anniversary of this Agreement; or

G. If the Merger has not occurred by December 31, 2001.

Section 17. Reincorporation of the Corporation. Notwithstanding anything in this Agreement to the contrary, in case the Corporation is merged into another corporation solely for the purpose of reincorporating into another state, then in connection with such transfer the term "CORPORATION" for all purposes of this Agreement shall be taken to include such successor corporation, and the term "SHARES" shall be taken to include the voting stock of such corporation issued to the Non-Family Member pursuant to such merger without further action by, or compliance with this Agreement by, any Non-Family Member, Family Member or the Corporation hereunder.

Section 18. Cancellation of Old NPE Options. Simultaneously with the consummation of the Merger, all options to purchase shares of common stock of Old NPE held by the Non-Family Members shall be cancelled. If any Non-Family Member shall exercise any of his options to purchase shares of common stock of Old NPE during the period between the execution of this Agreement and the Effective Date, then the number of Note Shares such Non-Family Member shall be allowed to purchase pursuant to Section 11.1 shall be decreased by the number of Shares purchased pursuant to the options so exercised.

Section 19. Simultaneous Death. If a Non-Family Member and his Spouse both suffer a common accident or casualty which results in their respective deaths within 60 days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Non-Family Member died first and his Spouse died thereafter, and thus the Offered Shares shall be offered pursuant to Section 4.

Section 20. Cooperation. The parties shall take all reasonable actions necessary to permit the Corporation, the Family Members or the Non-Family Members to exercise his, her or its rights and perform his, her or its obligations under this Agreement, and to purchase Shares the Corporation, a Family Member or a Non-Family Member may wish to purchase including, without limitation, (i) amending, or voting or consenting in favor of amending, the Certificate of Incorporation and Bylaws of the Corporation to permit or facilitate the exercise of rights hereunder and (ii) not amending, or voting or consenting against amending, the Certificate of Incorporation or Bylaws of the Corporation in a manner that would impair or make more difficult the exercise of rights hereunder. The Articles of Incorporation and Bylaws of the Corporation shall always permit all matters (including extraordinary transactions), other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act ("TCBA") to be approved of by an affirmative vote of a majority of shares at a meeting of shareholders at which a quorum is present as permitted by Section 2.28(B) of the TCBA.

Section 21. Miscellaneous Provisions.

         21.1 Specific Performance. It is expressly covenanted and agreed that, in the event of a breach by any party (or any Spouse, if applicable) of any of the obligations or covenants contained in this Agreement, although the damage to the Corporation and the other parties will be substantial, money damages will not afford an adequate remedy, and the Corporation and the other parties will suffer irreparable injury. Therefore, in the event of any such breach and in addition to any other rights or remedies which may be provided by law or this Agreement, the Corporation and the other parties shall have the right to specific performance of such particular obligations or covenants in this Agreement by way of temporary and/or permanent injunctive relief.

         21.2 Severability. In the event that any sentence, paragraph, provision, section, or article of this Agreement is declared to be illegal, invalid or unenforceable by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable. In such event, the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

         21.3 Binding Effect. (a) This Agreement shall be binding on and inure to the benefit of the parties, and, subject to the restrictions contained herein, their respective heirs, personal representatives, successors and assigns, and the parties agree for themselves and their heirs, personal representatives, successors and assigns, to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms hereof.

                  (b) This Agreement shall be binding upon any person or entity acquiring any Shares, regardless of how acquired (including, without limitation from the Corporation, a Non-Family Member, or any other person or entity), and no person or entity shall be permitted to acquire any Shares without first executing an agreement in the form attached as Exhibit J. By executing such agreement, the executing person or entity solely shall have the rights and obligations of a Non-Family Member hereunder (other than the rights of a Remaining Non-Family Member).

         21.4 Amendments; Waivers. This instrument contains the entire agreement of the parties hereto and no modification, amendment, change, or discharge of any term or provision of this Agreement shall be valid or binding unless the same is in writing and signed by the parties hereto. No waiver of any of the terms of this Agreement shall be valid unless signed by the party against whom such waiver is asserted.

         21.5 Notices. Any notice, demand, offer, or other communication required or permitted to be given, made, or sent hereunder shall be in writing, signed by the party giving or making the same, and shall be delivered in person or sent postage prepaid by registered mail or certified mail, return receipt requested, or by prepaid courier to the other parties at the addresses, set forth on the signature page of this Agreement.

                  A party hereto shall have the right to change the place to which any such notice, offer, demand, or writing shall be sent by similar notice sent in like manner to the other parties hereto. The effective date of any offer, demand, notice, or communication shall be deemed to be the date of receipt or refusal of receipt of such offer, demand, notice, or communication by the addressee.

                  If any notice (including a Notice or Preemptive Notice) required to be delivered pursuant to Sections 3, 4, 5, 6, 8, 9, 13 and 21 of this Agreement, is not delivered to the appropriate party, then the Secretary of the Corporation, upon being advised of any such Termination Event, Disposition Event, Transfer, or other event pursuant to which rights would be triggered if such notice were given in accordance with this Agreement, shall prepare and send such notice on the Secretary's own initiative, whereupon the Offered Shares or other Shares, as applicable, shall be deemed to be so offered to such appropriate party hereunder. In such case, the notice shall be deemed received by the Corporation on the date mailed by the Secretary.

         21.6 Governing Law. The parties hereto agree that it is their intention and covenant that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to conflicts of laws. The parties hereto stipulate and agree that this Agreement shall be executed and performed in Dallas County, Texas. In the event that litigation should arise concerning the validity or interpretation of any provision of this Agreement, venue over such litigation shall reside in the proper federal or state district court sitting in Dallas County, Texas.

         21.7 Assignment. Neither this Agreement nor any portion hereof nor any rights or obligations hereunder may be assigned or delegated, as the case may be, by any party without the express prior written consent of the other parties. Any attempted assignment in violation of this Section shall be null and ineffectual.

         21.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and all of which taken together shall constitute but one and the same instrument. It is not necessary that each party hereto execute the same counterpart.

         21.9 No Right to Continue Employment. Nothing in this Agreement confers upon a Non-Family Members the right to continue in the employ of the Corporation or any subsidiary of the Corporation or interferes with or restricts in any way the right of the Corporation or any subsidiary of the Corporation to discharge a Non-Family Members at any time (subject to any applicable contract rights).

         21.10 Headings and Pronouns. The subject headings of the sections contained herein are inserted for convenience only and shall not be considered in interpreting any term or provision hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to any require.

         21.11 Legal Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and court costs in addition to any other recoveries allowed by law.

         21.12 Remedies. All rights and remedies under this Agreement are cumulative, nonexclusive and shall be in addition to all rights and remedies available to any party at law or in equity.

         21.13 Entire Agreement. This Agreement contains all of the covenants and agreements, and supersedes any and all other agreements (whether oral or written), between the Corporation, the Family Members and the Non-Family Members with respect to the subject matter hereof.

                                      ****

         Executed as of the date first written above and effective as of the Effective Date.

NEUTRAL POSTURE ERGONOMICS, INC.


By:
--------------------------------
Tom Peterson, President
3904 N. Texas Avenue
Bryan, Texas 77803



---------------------------------          ------------------------------------
Rebecca Boenigk                            Jaye Congleton
3213 Caterina Lane                         13065 Valley Circle
College Station, Texas 77845               College Station, Texas 77845



---------------------------------          ------------------------------------
Catherine Coker                            Michele Zincke
12970 Valley Circle                        6248 Oram #1
College Station, Texas 77845               Dallas, Texas 75214



---------------------------------          ------------------------------------
Mark Benden                                Teresa Benden, Spouse of Mark Benden
5713 Shellbournes Hill
College Station, Texas 77845



---------------------------------          ------------------------------------
David Ebner                                Kitti Ebner, Spouse of David Ebner
4253 Blue Heron Rd.
Bryan, TX 77807



---------------------------------          ------------------------------------
Gregory Katt                               Terresa Katt, Spouse of Gregory Katt
5010 Congressional Ct.
College Station, Texas 77845



---------------------------------          ------------------------------------
Thomas Peterson                            Colleen Peterson, Spouse of
8720 East San Martin Drive                 Thomas Peterson
Scottsdale, AZ 85258

                                                                       EXHIBIT A


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of October 26, 2000 by and between NEUTRAL POSTURE ERGONOMICS MERGER CO., INC., a Texas corporation (the "COMPANY"), and Mark E. Benden (the "EXECUTIVE"), but is to be effective on the Effective Date (as defined in the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of October 26, 2000, by and among the Company, Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, David Ebner, Thomas Peterson, Gregory Katt, the Executive and certain spouses).

                                    RECITALS

         The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to enter in the employ of the Company, on the terms and conditions hereinafter provided.

                                    AGREEMENT

         Based on the recitals set forth above and the mutual promises and other good and valuable consideration, the Company and the Executive hereby agree as follows:

                                    ARTICLE 1

                                   Employment

         1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement. The Executive hereby represents and warrants to the Company that the execution of this Agreement by the Executive and the Executive's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which the Executive is a party or is bound.

         1.2 Office and Duties.

                  (a) Position. The Executive shall serve the Company as Vice President, effective from the date hereof. The Executive shall have the responsibility and authority to carry out the duties normally assigned to a Vice President and to perform such other duties or hold such other offices as may be authorized and directed from time to time by the Company in the sole discretion of the Board of Directors.

                  (b) Commitment. Throughout the Term (as hereinafter defined) of this Agreement, the Executive shall devote substantially all of the Executive's time, energy, skill and efforts to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company and its affiliates (the "AFFILIATES"). The Executive further agrees that, during his employment under this

         Agreement he will not engage in, or be otherwise interested in, directly or indirectly, any other business or activity that is in conflict or competition with the business of the Company or the Affiliates.

         1.3 Term. The "TERM" (herein so called) of this Agreement shall commence on Effective Date and shall end on the three-year anniversary of the Effective Date (the "ORIGINAL TERMINATION DATE"), unless earlier terminated in accordance with the terms of this Agreement or unless extended pursuant to this
Section 1.3. After the Original Termination Date, this Agreement shall be automatically renewed each year on the anniversary of the Original Termination Date for one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least ninety (90) days before the applicable renewal date.

         1.4 Compensation.

                  (a) Base Salary. The Company shall pay the Executive as compensation, in accordance with the Company's ordinary payroll and withholding practices, an aggregate salary ("BASE SALARY") of $_______ per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors.

                  (b) Bonus. The Company may pay the Executive an annual bonus for each year during the term of this Agreement. Such bonus shall be paid by September 30 of each year (with the first bonus payable by September 30, 2001, relating to the first partial year of the Term) during the term of this Agreement, and on or before the September 30 immediately following termination of this Agreement under Section 1.3 above. Such annual bonus shall be determined in accordance with the Company's policies as determined from time to time by the Board of Directors.

                  (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing the Executive's obligations under this Agreement in accordance with the policies and procedures of the Company for its officers, provided that the Executive properly accounts therefore in accordance with the regular policies of the Company.

                  (d) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement generally made available by the Company to its officers and employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  (e) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its officers generally, but not fewer than _______ weeks in any calendar year. The number of paid vacation days shall be prorated in any calendar year in which the Executive is employed for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed, except during the first partial year of the Term. During the first partial year of the Term, the Executive shall be entitled to the number of unused paid vacation days remaining from the last partial year of the Employment Agreement (the "OLD EMPLOYMENT AGREEMENT"), entered into as of March 1, 2000, by and between Neutral Posture Ergonomics, Inc. and the Executive. Unused vacation days shall be forfeited or otherwise disposed of pursuant to the Company's policy as in effect from time to time.

                  (f) Automobile. During the Term, the Company shall pay the Executive $_____ per month as an automobile allowance.

         1.5 Termination.

                  (a) By the Company.

                           (i) Nonperformance due to Disability. The Company may
                  terminate this Agreement for Nonperformance due to Disability. "NONPERFORMANCE DUE TO DISABILITY" shall exist if because of ill health, physical or mental disability, or any other reason beyond the Executive's control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform the essential functions of the Executive's job, as determined in good faith by the Company's Board of Directors, for a period of 180 days in any 365-day period, irrespective of whether or not such days are consecutive.

                           (ii) Cause. The Company may terminate the Executive's
                  employment for Cause. Termination for "CAUSE" shall mean termination because of the Executive's:

                                    (A) conviction of, or a plea of nolo
                           contendere to, (x) a felony relating to the Company's or any Affiliate's assets, activities, operations or employees or (y) a felony or a misdemeanor involving moral turpitude that causes harm to the Company or any Affiliate or that, in the good faith judgment of the Company has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (B) substance abuse or illegal use of drugs
                           that impairs the Executive's performance, that causes harm to the Company or that, in the reasonable judgment of the Company, has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (C) frequent or habitual tardiness,
                           absenteeism, failure to meet performance standards that the President, Chief Executive Officer or Board of Directors of the Company in good faith believes to be either reasonable in light of the Executive's experience and training or consistent with past practices, insubordination, material violation of Company policy or material breach by the Executive of this Agreement, other than a breach of Section 2.2 (Confidential Information),
                           Section 2.3 (Noncompetition) or Section 2.4
                           (Disparagement); provided, however, that the foregoing clause (C) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his inadequate performance, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails to finally cure such matter within thirty (30) business days after such notice is sent or given under this Agreement;

                                    (D) commission of an act of fraud,
                           illegality, theft or dishonesty in the course of the Executive's employment with the Company and relating to the Company's or any Affiliate's assets, activities, operations or employees; or

                                    (E) breach by the Executive of Section 2.2
                           (Confidential Information), Section 2.3
                           (Noncompetition) or Section 2.4 (Disparagement) of this Agreement; provided, however, that the foregoing clause (E) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his breach or alleged breach of Section 2.2, Section
                           2.3 or Section 2.4, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails promptly (but in any event not later than the earlier of the tenth business day after such notice is given or the third business day after such notice is received) to cease the actions or inactions that constitute the basis for the breach or alleged breach of Section 2.2, Section 2.3 or Section 2.4.

                  The Company may terminate the Executive's employment Without Cause, subject to the provisions of Section 1.6(c) (Termination by the Company Without Cause or by the Executive for Company Breach). Termination "WITHOUT CAUSE" shall mean termination of the Executive's employment by the Company other than termination for Cause or for Nonperformance due to Disability.

                  (b) By the Executive.

                           (i) Company Breach. The Executive may terminate the
                  Executive's employment hereunder for Company Breach. For purposes of this Agreement "COMPANY BREACH" shall mean:

                                    (A) any material breach of this Agreement by
                           the Company; provided, however, that a material breach hereof by the Company shall not constitute Company Breach unless (i) the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach constitutes grounds for Company Breach and (ii) the Company fails to cure such breach within thirty (30) business days after such notice is sent or given hereunder; or

                                    (B) the assignment to the Executive of any
                           duties materially inconsistent with his position, duties, responsibilities and status with the Company.

                           (ii) Without Good Reason. During the Term, the
                  Executive may terminate the Executive's employment Without Good Reason. Termination "WITHOUT GOOD REASON" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach, termination by the Company for Nonperformance due to Disability or death of the Executive.

                  (c) Explanation of Termination of Employment. In addition to any notice required by Sections 1.5(a)(ii) or 1.5(b)(i) any party terminating this Agreement shall give prompt written notice ("NOTICE OF TERMINATION") to the other party hereto advising such other party of the termination hereof. Within thirty (30) business days after the Notice of Termination is sent, the terminating party shall deliver to the other party hereto a written explanation, which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Nonperformance due to Disability (if the Company has terminated the Agreement) or for Company Breach or Without Good Reason (if the Executive has terminated the Agreement).

                  (d) Date of Termination. "DATE OF TERMINATION" shall mean the date on which Notice of Termination is sent or given under this Agreement or the date of the Executive's death.

                  (e) Automatic Termination. This Agreement shall automatically terminate if the Merger (as defined in the Shareholders Agreement) has not occurred by December 31, 2001.

         1.6 Compensation Upon Termination.

                  (a) Termination by the Company for Nonperformance due to Disability. If the Company shall terminate the Executive's employment for Nonperformance due to Disability then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to
         Section 1.4(e) (Vacations) through the Date of Termination, (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) below for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate the Executive's employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive's accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination.

                  (c) Termination by the Company Without Cause or by the Executive for Company Breach. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations), (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (d) Severance Benefits. Upon termination of the Executive's employment during the Term by the Company for Nonperformance due to Disability, by the Company Without Cause or by the Executive for Company Breach, the Company shall permit the Executive and, if applicable, the Executive's heirs, to continue to participate in the Company's employee benefit plans, at no cost to the Executive and subject to the terms and conditions of such employee benefit plans.

                  (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation Upon Termination) by seeking other employment or otherwise.

         1.7 Death of Executive. If the Executive dies prior to the expiration of the Term hereof, then the Executive's employment and other obligations hereunder shall automatically terminate and the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that (a) the Company shall pay the Executive's estate the accrued but unpaid salary and benefits pursuant to Section 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the end of the month in which the Executive's death occurs and (b) the Executive's heirs will be eligible to receive the benefits set forth in Section 1.6(d) (Severance Benefits) above for twelve (12) months, as if the Executive remained in the employment of the Company.

         1.8 Company Successors. The Company will require and cause any successor to all or substantially all of the business or assets of the Company (whether direct or indirect by purchase, merger, consolidation, reorganization, liquidation or otherwise), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         1.9 Tax Withholding. The Company shall deduct or withhold from any amounts paid to Executive hereunder all federal, state and local income tax, Social Security, FICA, FUTA and other amounts that the Company determines are required by law to be withheld.

                                    ARTICLE 2

                       Confidentiality and Noncompetition

         2.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) he has occupied a position of trust and confidence with the Company and the Affiliates prior to the date hereof and has, or has had the opportunity to, become familiar with, and the Company shall continue to provide the Executive, the following, any and all of which constitute confidential information of the Company or the Affiliates, (collectively, the "CONFIDENTIAL INFORMATION"): (i) any and all trade secrets and proprietary technology concerning the business and affairs of the Company or the Affiliates, product pricing, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned product development, supplier lists, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Company or the Affiliates and any other information, whether or not documented in any manner, of the Company or the Affiliates that is a trade secret within the meaning of applicable trade secret law; (ii) any and all information concerning the businesses and affairs of the Company and the Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, new product development information, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company or the Affiliates containing or based, in whole or in part, on any information included in the foregoing; (b) the businesses of the Company and the Affiliates is national in scope; (c) their products and services are marketed throughout the United States; (d) the Company and the Affiliates compete with other businesses that are or could be located in any part of the United States; (e) the provisions of Sections 2.2 (Confidential Information),
2.3 (Noncompetition) and 2.4 (Disparagement) of this Agreement are reasonable and necessary to protect and preserve the businesses of its Company and the Affiliates, and (g) the Company and the Affiliates would be irreparably damaged if Executive were to breach the covenants set forth in Sections 2.2, 2.3 and 2.4 of this Agreement.

         2.2 Confidential Information. The Executive acknowledges and agrees that all Confidential Information known or obtained by the Executive, whether before or after the date hereof, is the property of the Company or the Affiliates. Therefore, the Executive agrees that he shall not, at any time, disclose to any unauthorized individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental or quasi-governmental authority of any nature, or other entity (collectively, a "PERSON") or use for his own account or for the benefit of any third party any Confidential Information, whether the Executive has such information in his memory or embodied in writing or other physical form, without the Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Executive's actions or the actions of any other Person bound by a duty of confidentiality to the Company or the Affiliates. If the Executive becomes legally compelled by deposition, subpoena or other court or governmental action or is otherwise legally required to disclose any of the Confidential Information, then the Executive will give the Company prompt notice to that effect, and will cooperate with the Company if the Company seeks to obtain a protective order concerning the Confidential Information. The Executive will disclose only such Confidential Information as his counsel shall advise is legally required. The Executive agrees to deliver to the Company, at any time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and the Affiliates and any other Confidential Information that the Executive may then possess or have under his control.

         2.3 Noncompetition.

                  (a) During the Term of this Agreement, the Company agrees to provide the Executive with access to Confidential Information, including Confidential Information regarding refinements in the Company's proprietary technologies and strategic planning for new products and refinements to existing products and attendance at the training programs conducted by the Company regarding sales and marketing and underwriting and purchasing of new and existing products.

                  (b) As an inducement for the Company's agreement in Section 2.3(a) and in exchange for the other consideration provided by the Company under this Agreement, for a period of twelve (12) months from the last day of the Term:

                           (i) the Executive shall not, directly or indirectly,
                  engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to,
                  (A) any business that is involved in the design, manufacturing, marketing, distribution or sale of ergonomic chairs, keyboard trays, footrests and other ergonomic products that are ancillary to seating (the "BUSINESS") in any foreign country or state in the United States where (as of the end of the Term) the Company or any Affiliate is engaged in the Business, or where the Executive has been involved in strategic planning on behalf of the Company or any Affiliate to do the Business; provided, however, in each case, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope and that his skills and experience will allow him to earn a substantial income while still abiding by the restrictions contained in this Agreement;

                           (ii) the Executive shall not, directly or indirectly,
                  either for himself or any other Person; (A) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate; (B) in any such way interfere with the relationship between the Company or any Affiliate and any employee thereof; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, in any business engaged in the Business, any employee of the Company or any Affiliate; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or any Affiliate to cease doing business with the Company or any Affiliate, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company or any Affiliate; and

                           (iii) the Executive shall not, directly or
                  indirectly, either for himself or any other Person, solicit the business of any Person known to the Executive to be a customer or potential customer of the Company (meaning a Person with which the Company has contacted or has developed plans to contact regarding establishing a customer relationship) or any Affiliate, whether or not the Executive had personal contact with such Person, with respect to products, services or other business activities which compete in whole or in part with the products, services or other business activities of the Company or any Affiliate of the Company.

         2.4 Disparagement. The Executive shall not, at any time during or after the Term, disparage the Company or any Affiliate, or any of their respective partners, shareholders, directors, officers, employees, or agents.

         2.5 Remedies. If the Executive breaches the covenants set forth in Sections 2.2 (Confidential Information), 2.3 (Noncompetition) or 2.4 (Disparagement) of this Agreement, then the Company or any Affiliate shall be entitled to the following remedies:

                  (a) damages from the Executive;

                  (b) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2.2, 2.3 and 2.4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                                    ARTICLE 3

                                  Miscellaneous

         3.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Executive's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "EXECUTIVE REPRESENTATIVES") against the Company or any Company Representative (defined below) after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Executive or any Executive Representative shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period.

         3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         3.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         3.4 Executive's Sole Remedy. The Executive's and the Executive Representatives' sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the Company or any transferee in receipt of material assets of the Company transferred in fraud of creditors (collectively, "ASSIGNS")) for any Executive Claim (defined below). The Executive and the Executive Representatives shall have no claim or right of any nature whatsoever against any of the Company's or its Affiliates' directors, officers, employees, direct or indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "COMPANY REPRESENTATIVES") (other than Assigns) arising out of any Executive Claim. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue any person other than the Company or its Assigns over any Executive Claim. The Affiliates shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 3.4 (Executive's Sole Remedy) against the Executive and the Executive Representatives. Except as set forth in the immediately-preceding sentence, nothing herein, express or implied, is intended to confer upon any party, other than the parties hereto and the Company's Assigns, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.

         Upon termination of the Executive's employment, the sole claim of the Executive and the Executive Representatives against the Company and its Assigns for Executive Claims will be for the amounts described in Section 1.6 (Compensation Upon Termination), Section 1.7 (Death of Executive) and Section
3.9 (Governing Law) and the Executive and the Executive Representatives shall have no claim against the Company or its Assigns for any Executive Claim, other than those set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for Executive Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Executive Claim, other than the amounts set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for any Executive Claim. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON THE EXECUTIVE'S REMEDIES EXPRESSED IN THIS SECTION 3.4 (EXECUTIVE'S SOLE REMEDY) APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

         "EXECUTIVE CLAIM" shall mean any claim, liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by the Company or the termination thereof; provided, however, that the term "Executive Claim" shall not include (a) claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors or (b) any claim against any insurance carrier for worker's compensation benefits.

         3.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to Executive:                          Mark E. Benden
                                                   5713 Shelbourne's Hill
                                                   College Station, Texas 77845

         If to Company:                            NEUTRAL POSTURE ERGONOMICS
                                                   MERGER CO., INC.
                                                   3904 North Texas Avenue
                                                   Bryan, Texas  77803
                                                   Attn:  President
                                                   (979) 778-0408 (fax)

         3.6 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement. If the parties are not able to agree on a substitute provision within thirty (30) days after the provision initially is determined to be invalid or unenforceable, then the parties agree that the invalid or unenforceable provision or portion thereof shall be reformed pursuant to Section 3.10 (Dispute Resolution) and the new provision shall be one that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement.

         3.7 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to employment, compensation and benefits of the Executive, and supersede all other prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Executive or any of their respective Affiliates relating to the subject matter of this Agreement, which other prior and contemporaneous agreements and understandings, inducements or conditions shall be deemed terminated effective on the Effective Date. In particular, following the Effective Date, this Agreement will supersede and replace the Old Employment Agreement, and the Old Employment Agreement shall be deemed terminated effective on the Effective Date. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         3.8 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         3.9 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Texas, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

         Subject to Section 3.10 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or the subject matter hereof brought by any other party.

         Subject to Section 3.10 (Dispute Resolution), to the extent permitted by applicable law, Executive hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement or the subject matter hereof may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

         3.10 Dispute Resolution.

                  (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be settled exclusively by arbitration, conducted before a single arbitrator named by the American Arbitration Association, in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and applying the substantive laws of the State of Texas (excluding conflict of laws provisions). Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of Article 2 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. Except as set forth in Section 3.10(b) (Emergency Relief), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration hereof.

         Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

                  (b) Emergency Relief. Notwithstanding anything in this Section
         3.10 (Dispute Resolution) to the contrary and subject to the provisions of Sections 3.9 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

         3.11 Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         3.12 Survival. The covenants and agreements of the parties set forth in
Article 2 (Confidentiality and Noncompetition) and this Article 3
(Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation hereof, regardless of the reason therefor.

         3.13 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization, liquidation, or otherwise to all or substantially all of the business or assets of the Company, and the Executive's spouses, heirs, and personal and legal representatives.

         3.14 Assignment. The Executive's obligations hereunder are personal and may not be assigned (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Company. Any such attempted assignment shall be null and void.

         3.15 Amendment. This Agreement may be amended or modified only by written instrument duly executed by the Company and the Executive.

         3.16 Voluntary Agreement. The Executive acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth in this Agreement.

         This Agreement has been executed and delivered as of the date first written above.

                                                 NEUTRAL POSTURE ERGONOMICS
                                                 MERGER CO., INC.


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------


                                                 -------------------------------
                                                 Mark E. Benden

                                                                       EXHIBIT B


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of October 26, 2000 by and between NEUTRAL POSTURE ERGONOMICS MERGER CO., INC., a Texas corporation (the "COMPANY"), and David W. Ebner (the "EXECUTIVE"), but is to be effective on the Effective Date (as defined in the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of October 26, 2000, by and among the Company, Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, Thomas Peterson, Gregory Katt, the Executive and certain spouses).

                                    RECITALS

         The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to enter in the employ of the Company, on the terms and conditions hereinafter provided.

                                    AGREEMENT

         Based on the recitals set forth above and the mutual promises and other good and valuable consideration, the Company and the Executive hereby agree as follows:

                                    ARTICLE 1

                                   Employment

         1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement. The Executive hereby represents and warrants to the Company that the execution of this Agreement by the Executive and the Executive's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which the Executive is a party or is bound.

         1.2 Office and Duties.

                  (a) Position. The Executive shall serve the Company as Vice President of Operations, effective from the date hereof. The Executive shall have the responsibility and authority to carry out the duties normally assigned to a Vice President of Operations and to perform such other duties or hold such other offices as may be authorized and directed from time to time by the Company in the sole discretion of the Board of Directors.

                  (b) Commitment. Throughout the Term (as hereinafter defined) of this Agreement, the Executive shall devote substantially all of the Executive's time, energy, skill and efforts to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company and its affiliates (the "AFFILIATES"). The Executive further agrees that, during his employment under this

         Agreement he will not engage in, or be otherwise interested in, directly or indirectly, any other business or activity that is in conflict or competition with the business of the Company or the Affiliates.

         1.3 Term. The "TERM" (herein so called) of this Agreement shall commence on Effective Date and shall end on the three-year anniversary of the Effective Date (the "ORIGINAL TERMINATION DATE"), unless earlier terminated in accordance with the terms of this Agreement or unless extended pursuant to this
Section 1.3. After the Original Termination Date, this Agreement shall be automatically renewed each year on the anniversary of the Original Termination Date for one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least ninety (90) days before the applicable renewal date.

         1.4 Compensation.

                  (a) Base Salary. The Company shall pay the Executive as compensation, in accordance with the Company's ordinary payroll and withholding practices, an aggregate salary ("BASE SALARY") of $_________ per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors.

                  (b) Bonus. The Company may pay the Executive an annual bonus for each year during the term of this Agreement. Such bonus shall be paid by September 30 of each year (with the first bonus payable by September 30, 2001, relating to the first partial year of the Term) during the term of this Agreement, and on or before the September 30 immediately following termination of this Agreement under Section 1.3 above. Such annual bonus shall be determined in accordance with the Company's policies as determined from time to time by the Board of Directors.

                  (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing the Executive's obligations under this Agreement in accordance with the policies and procedures of the Company for its officers, provided that the Executive properly accounts therefore in accordance with the regular policies of the Company.

                  (d) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement generally made available by the Company to its officers and employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  (e) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its officers generally, but not fewer than ______ weeks in any calendar year. The number of paid vacation days shall be prorated in any calendar year in which the Executive is employed for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed, except during the first partial year of the Term. During the first partial year of the Term, the Executive shall be entitled to the number of unused paid vacation days remaining from the last partial year of the Employment Agreement (the "OLD EMPLOYMENT AGREEMENT"), entered into as of July 1, 1997, by and between Neutral Posture Ergonomics, Inc. and the Executive. Unused vacation days shall be forfeited or otherwise disposed of pursuant to the Company's policy as in effect from time to time.

                  (f) Automobile. During the initial three (3) years of the Term, the Company shall provide the Executive with an automobile (including the payment of maintenance, repairs, insurance and ancillary costs thereto) suitable for his use in connection with his duties as an executive officer of the Company. Thereafter and for the remainder of the Term, the Company shall pay the Executive $______ per month as an automobile allowance.

         1.5 Termination.

                  (a) By the Company.

                           (i) Nonperformance due to Disability. The Company may
                  terminate this Agreement for Nonperformance due to Disability. "NONPERFORMANCE DUE TO DISABILITY" shall exist if because of ill health, physical or mental disability, or any other reason beyond the Executive's control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform the essential functions of the Executive's job, as determined in good faith by the Company's Board of Directors, for a period of 180 days in any 365-day period, irrespective of whether or not such days are consecutive.

                           (ii) Cause. The Company may terminate the Executive's
                  employment for Cause. Termination for "CAUSE" shall mean termination because of the Executive's:

                                    (A) conviction of, or a plea of nolo
                           contendere to, (x) a felony relating to the Company's or any Affiliate's assets, activities, operations or employees or (y) a felony or a misdemeanor involving moral turpitude that causes harm to the Company or any Affiliate or that, in the good faith judgment of the Company has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (B) substance abuse or illegal use of drugs
                           that impairs the Executive's performance, that causes harm to the Company or that, in the reasonable judgment of the Company, has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (C) frequent or habitual tardiness,
                           absenteeism, failure to meet performance standards that the President, Chief Executive Officer or Board of Directors of the Company in good faith believes to be either reasonable in light of the Executive's experience and training or consistent with past practices, insubordination, material violation of Company policy or material breach by the Executive of this Agreement, other than a breach of Section 2.2 (Confidential Information), Section 2.3 (Noncompetition) or Section 2.4 (Disparagement); provided, however, that the foregoing clause (C) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his inadequate performance, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails to finally cure such matter within thirty (30) business days after such notice is sent or given under this Agreement;

                                    (D) commission of an act of fraud,
                           illegality, theft or dishonesty in the course of the Executive's employment with the Company and relating to the Company's or any Affiliate's assets, activities, operations or employees; or

                                    (E) breach by the Executive of Section 2.2
                           (Confidential Information), Section 2.3
                           (Noncompetition) or Section 2.4 (Disparagement) of this Agreement; provided, however, that the foregoing clause (E) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his breach or alleged breach of Section 2.2, Section
                           2.3 or Section 2.4, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails promptly (but in any event not later than the earlier of the tenth business day after such notice is given or the third business day after such notice is received) to cease the actions or inactions that constitute the basis for the breach or alleged breach of Section 2.2, Section 2.3 or Section 2.4.

                  The Company may terminate the Executive's employment Without Cause, subject to the provisions of Section 1.6(c) (Termination by the Company Without Cause or by the Executive for Company Breach). Termination "WITHOUT CAUSE" shall mean termination of the Executive's employment by the Company other than termination for Cause or for Nonperformance due to Disability.

                  (b) By the Executive.

                           (i) Company Breach. The Executive may terminate the
                  Executive's employment hereunder for Company Breach. For purposes of this Agreement "COMPANY BREACH" shall mean:

                                    (A) any material breach of this Agreement by
                           the Company; provided, however, that a material breach hereof by the Company shall not constitute Company Breach unless (i) the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach constitutes grounds for Company Breach and (ii) the Company fails to cure such breach within thirty (30) business days after such notice is sent or given hereunder; or

                                    (B) the assignment to the Executive of any
                           duties materially inconsistent with his position, duties, responsibilities and status with the Company.

                           (ii) Without Good Reason. During the Term, the
                  Executive may terminate the Executive's employment Without Good Reason. Termination "WITHOUT GOOD REASON" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach, termination by the Company for Nonperformance due to Disability or death of the Executive.

                  (c) Explanation of Termination of Employment. In addition to any notice required by Sections 1.5(a)(ii) or 1.5(b)(i) any party terminating this Agreement shall give prompt written notice ("NOTICE OF TERMINATION") to the other party hereto advising such other party of the termination hereof. Within thirty (30) business days after the Notice of Termination is sent, the terminating party shall deliver to the other party hereto a written explanation, which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Nonperformance due to Disability (if the Company has terminated the Agreement) or for Company Breach or Without Good Reason (if the Executive has terminated the Agreement).

                  (d) Date of Termination. "DATE OF TERMINATION" shall mean the date on which Notice of Termination is sent or given under this Agreement or the date of the Executive's death.

                  (e) Automatic Termination. This Agreement shall automatically terminate if the Merger (as defined in the Shareholders Agreement) has not occurred by December 31, 2001.

         1.6 Compensation Upon Termination.

                  (a) Termination by the Company for Nonperformance due to Disability. If the Company shall terminate the Executive's employment for Nonperformance due to Disability then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations) through the Date of Termination,
         (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) below for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate the Executive's employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive's accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination.

                  (c) Termination by the Company Without Cause or by the Executive for Company Breach. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations), (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (d) Severance Benefits. Upon termination of the Executive's employment during the Term by the Company for Nonperformance due to Disability, by the Company Without Cause or by the Executive for Company Breach, the Company shall permit the Executive and, if applicable, the Executive's heirs, to continue to participate in the Company's employee benefit plans, at no cost to the Executive and subject to the terms and conditions of such employee benefit plans.

                  (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation Upon Termination) by seeking other employment or otherwise.

         1.7 Death of Executive. If the Executive dies prior to the expiration of the Term hereof, then the Executive's employment and other obligations hereunder shall automatically terminate and the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that (a) the Company shall pay the Executive's estate the accrued but unpaid salary and benefits pursuant to Section 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the end of the month in which the Executive's death occurs and (b) the Executive's heirs will be eligible to receive the benefits set forth in Section 1.6(d)

(Severance Benefits) above for twelve (12) months, as if the Executive remained in the employment of the Company.

         1.8 Company Successors. The Company will require and cause any successor to all or substantially all of the business or assets of the Company (whether direct or indirect by purchase, merger, consolidation, reorganization, liquidation or otherwise), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         1.9 Tax Withholding. The Company shall deduct or withhold from any amounts paid to Executive hereunder all federal, state and local income tax, Social Security, FICA, FUTA and other amounts that the Company determines are required by law to be withheld.

                                    ARTICLE 2

                       Confidentiality and Noncompetition

         2.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) he has occupied a position of trust and confidence with the Company and the Affiliates prior to the date hereof and has, or has had the opportunity to, become familiar with, and the Company shall continue to provide the Executive, the following, any and all of which constitute confidential information of the Company or the Affiliates, (collectively, the "CONFIDENTIAL INFORMATION"): (i) any and all trade secrets and proprietary technology concerning the business and affairs of the Company or the Affiliates, product pricing, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned product development, supplier lists, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Company or the Affiliates and any other information, whether or not documented in any manner, of the Company or the Affiliates that is a trade secret within the meaning of applicable trade secret law; (ii) any and all information concerning the businesses and affairs of the Company and the Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, new product development information, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company or the Affiliates containing or based, in whole or in part, on any information included in the foregoing; (b) the businesses of the Company and the Affiliates is national in scope; (c) their products and services are marketed throughout the United States; (d) the Company and the Affiliates compete with other businesses that are or could be located in any part of the United States; (e) the provisions of Sections 2.2 (Confidential Information),
2.3 (Noncompetition) and 2.4 (Disparagement) of this Agreement are reasonable and necessary to protect and preserve the businesses of its Company and the Affiliates, and (g) the Company and the Affiliates would be irreparably damaged if Executive were to breach the covenants set forth in Sections 2.2, 2.3 and 2.4 of this Agreement.

         2.2 Confidential Information. The Executive acknowledges and agrees that all Confidential Information known or obtained by the Executive, whether before or after the date hereof, is the property of the Company or the Affiliates. Therefore, the Executive agrees that he shall not, at any time, disclose to any unauthorized individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental or quasi-governmental authority of any nature, or other entity (collectively, a "PERSON") or use for his own account or for the benefit of any third party any Confidential Information, whether the Executive has such information in his memory or embodied in writing or other physical form, without the Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Executive's actions or the actions of any other Person bound by a duty of confidentiality to the Company or the Affiliates. If the Executive becomes legally compelled by deposition, subpoena or other court or governmental action or is otherwise legally required to disclose any of the Confidential Information, then the Executive will give the Company prompt notice to that effect, and will cooperate with the Company if the Company seeks to obtain a protective order concerning the Confidential Information. The Executive will disclose only such Confidential Information as his counsel shall advise is legally required. The Executive agrees to deliver to the Company, at any time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and the Affiliates and any other Confidential Information that the Executive may then possess or have under his control.

         2.3 Noncompetition.

                  (a) During the Term of this Agreement, the Company agrees to provide the Executive with access to Confidential Information, including Confidential Information regarding refinements in the Company's proprietary technologies and strategic planning for new products and refinements to existing products and attendance at the training programs conducted by the Company regarding sales and marketing and underwriting and purchasing of new and existing products.

                  (b) As an inducement for the Company's agreement in Section 2.3(a) and in exchange for the other consideration provided by the Company under this Agreement, for a period of twelve (12) months from the last day of the Term:

                           (i) the Executive shall not, directly or indirectly,
                  engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to,
                  (A) any business that is involved in the design, manufacturing, marketing, distribution or sale of ergonomic chairs, keyboard trays, footrests and other ergonomic products that are ancillary to seating (the "BUSINESS") in any foreign country or state in the United States where (as of the end of the Term) the Company or any Affiliate is engaged in the Business, or where the Executive has been involved in strategic planning on behalf of the Company or any Affiliate to do the Business; provided, however, in each case, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope and that his skills and experience will allow him to earn a substantial income while still abiding by the restrictions contained in this Agreement;

                           (ii) the Executive shall not, directly or indirectly,
                  either for himself or any other Person; (A) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate; (B) in any such way interfere with the relationship between the Company or any Affiliate and any employee thereof; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, in any business engaged in the Business, any employee of the Company or any Affiliate; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or any Affiliate to cease doing business with the Company or any Affiliate, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company or any Affiliate; and

                           (iii) the Executive shall not, directly or
                  indirectly, either for himself or any other Person, solicit the business of any Person known to the Executive to be a customer or potential customer of the Company (meaning a Person with which the Company has contacted or has developed plans to contact regarding establishing a customer relationship) or any Affiliate, whether or not the Executive had personal contact with such Person, with respect to products, services or other business activities which compete in whole or in part with the products, services or other business activities of the Company or any Affiliate of the Company.

         2.4 Disparagement. The Executive shall not, at any time during or after the Term, disparage the Company or any Affiliate, or any of their respective partners, shareholders, directors, officers, employees, or agents.

         2.5 Remedies. If the Executive breaches the covenants set forth in Sections 2.2 (Confidential Information), 2.3 (Noncompetition) or 2.4 (Disparagement) of this Agreement, then the Company or any Affiliate shall be entitled to the following remedies:

                  (a) damages from the Executive;

                  (b) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2.2, 2.3 and 2.4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                                    ARTICLE 3

                                  Miscellaneous

         3.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Executive's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "EXECUTIVE REPRESENTATIVES") against the Company or any Company Representative (defined below) after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Executive or any Executive Representative shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period.

         3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         3.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         3.4 Executive's Sole Remedy. The Executive's and the Executive Representatives' sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the Company or any transferee in receipt of material assets of the Company transferred in fraud of creditors (collectively, "Assigns")) for any Executive Claim (defined below). The Executive and the Executive Representatives shall have no claim or right of any nature whatsoever against any of the Company's or its Affiliates' directors, officers, employees, direct or indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "COMPANY REPRESENTATIVES") (other than Assigns) arising out of any Executive Claim. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue any person other than the Company or its Assigns over any Executive Claim. The Affiliates shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 3.4 (Executive's Sole Remedy) against the Executive and the

Executive Representatives. Except as set forth in the immediately-preceding sentence, nothing herein, express or implied, is intended to confer upon any party, other than the parties hereto and the Company's Assigns, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.

         Upon termination of the Executive's employment, the sole claim of the Executive and the Executive Representatives against the Company and its Assigns for Executive Claims will be for the amounts described in Section 1.6 (Compensation Upon Termination), Section 1.7 (Death of Executive) and Section
3.9 (Governing Law) and the Executive and the Executive Representatives shall have no claim against the Company or its Assigns for any Executive Claim, other than those set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for Executive Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Executive Claim, other than the amounts set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for any Executive Claim. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON THE EXECUTIVE'S REMEDIES EXPRESSED IN THIS SECTION 3.4 (EXECUTIVE'S SOLE REMEDY) APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

         "EXECUTIVE CLAIM" shall mean any claim, liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by the Company or the termination thereof; provided, however, that the term "Executive Claim" shall not include (a) claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors or (b) any claim against any insurance carrier for worker's compensation benefits.

         3.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to Executive:                          David W. Ebner
                                                   4253 Blue Heron Rd.
                                                   Bryan, Texas  77807

         If to Company:                            NEUTRAL POSTURE ERGONOMICS
                                                   MERGER CO., INC.
                                                   3904 North Texas Avenue
                                                   Bryan, Texas  77803
                                                   Attn:  President
                                                   (979) 778-0408 (fax)

         3.6 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement. If the parties are not able to agree on a substitute provision within thirty (30) days after the provision initially is determined to be invalid or unenforceable, then the parties agree that the invalid or unenforceable provision or portion thereof shall be reformed pursuant to Section 3.10 (Dispute Resolution) and the new provision shall be one that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement.

         3.7 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to employment, compensation and benefits of the Executive, and supersede all other prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Executive or any of their respective Affiliates relating to the subject matter of this Agreement, which other prior and contemporaneous agreements and understandings, inducements or conditions shall be deemed terminated effective on the Effective Date. In particular, following the Effective Date, this Agreement will supersede and replace the Old Employment Agreement, and the Old Employment Agreement shall be deemed terminated effective on the Effective Date. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         3.8 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         3.9 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Texas, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

         Subject to Section 3.10 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or the subject matter hereof brought by any other party.

         Subject to Section 3.10 (Dispute Resolution), to the extent permitted by applicable law, Executive hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement or the subject matter hereof may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

         3.10 Dispute Resolution.

                  (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be settled exclusively by arbitration, conducted before a single arbitrator named by the American Arbitration Association, in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and applying the substantive laws of the State of Texas (excluding conflict of laws provisions). Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of Article 2 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. Except as set forth in Section 3.10(b) (Emergency Relief), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration hereof.

         Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

                  (b) Emergency Relief. Notwithstanding anything in this Section
         3.10 (Dispute Resolution) to the contrary and subject to the provisions of Sections 3.9 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

         3.11 Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         3.12 Survival. The covenants and agreements of the parties set forth in
Article 2 (Confidentiality and Noncompetition) and this Article 3
(Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation hereof, regardless of the reason therefor.

         3.13 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization, liquidation, or otherwise to all or substantially all of the business or assets of the Company, and the Executive's spouses, heirs, and personal and legal representatives.

         3.14 Assignment. The Executive's obligations hereunder are personal and may not be assigned (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Company. Any such attempted assignment shall be null and void.

         3.15 Amendment. This Agreement may be amended or modified only by written instrument duly executed by the Company and the Executive.

         3.16 Voluntary Agreement. The Executive acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth in this Agreement.

         This Agreement has been executed and delivered as of the date first written above.

                                 NEUTRAL POSTURE ERGONOMICS
                                 MERGER CO., INC.


                                 By:
                                    -----------------------
                                 Name:
                                      ---------------------
                                 Title:
                                       --------------------



                                 --------------------------
                                 David W. Ebner

                                                                       EXHIBIT C


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of October 26, 2000 by and between NEUTRAL POSTURE ERGONOMICS MERGER CO., INC., a Texas corporation (the "COMPANY"), and Gregory A. Katt (the "EXECUTIVE"), but is to be effective on the Effective Date (as defined in the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of October 26, 2000, by and among the Company, Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Thomas Peterson, the Executive and certain spouses).

                                    RECITALS

         The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to enter in the employ of the Company, on the terms and conditions hereinafter provided.

                                    AGREEMENT

         Based on the recitals set forth above and the mutual promises and other good and valuable consideration, the Company and the Executive hereby agree as follows:

                                    ARTICLE 1

                                   Employment

         1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement. The Executive hereby represents and warrants to the Company that the execution of this Agreement by the Executive and the Executive's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which the Executive is a party or is bound.

         1.2 Office and Duties.

                  (a) Position. The Executive shall serve the Company as Vice President, Chief Financial Officer and Treasurer, effective from the date hereof. The Executive shall have the responsibility and authority to carry out the duties normally assigned to a Vice President, Chief Financial Officer and Treasurer and to perform such other duties or hold such other offices as may be authorized and directed from time to time by the Company in the sole discretion of the Board of Directors.

                  (b) Commitment. Throughout the Term (as hereinafter defined) of this Agreement, the Executive shall devote substantially all of the Executive's time, energy, skill and efforts to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company and its affiliates

         (the "AFFILIATES"). The Executive further agrees that, during his employment under this Agreement he will not engage in, or be otherwise interested in, directly or indirectly, any other business or activity that is in conflict or competition with the business of the Company or the Affiliates.

         1.3 Term. The "TERM" (herein so called) of this Agreement shall commence on Effective Date and shall end on the three-year anniversary of the Effective Date (the "ORIGINAL TERMINATION DATE"), unless earlier terminated in accordance with the terms of this Agreement or unless extended pursuant to this
Section 1.3. After the Original Termination Date, this Agreement shall be automatically renewed each year on the anniversary of the Original Termination Date for one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least ninety (90) days before the applicable renewal date.

         1.4 Compensation.

                  (a) Base Salary. The Company shall pay the Executive as compensation, in accordance with the Company's ordinary payroll and withholding practices, an aggregate salary ("BASE SALARY") of $_______ per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors.

                  (b) Bonus. The Company may pay the Executive an annual bonus for each year during the term of this Agreement. Such bonus shall be paid by September 30 of each year (with the first bonus payable by September 30, 2001, relating to the first partial year of the Term) during the term of this Agreement, and on or before the September 30 immediately following termination of this Agreement under Section 1.3 above. Such annual bonus shall be determined in accordance with the Company's policies as determined from time to time by the Board of Directors.

                  (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing the Executive's obligations under this Agreement in accordance with the policies and procedures of the Company for its officers, provided that the Executive properly accounts therefore in accordance with the regular policies of the Company.

                  (d) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement generally made available by the Company to its officers and employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  (e) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its officers generally, but not fewer than _______ weeks in any calendar year. The number of paid vacation days shall be prorated in any calendar year in which the Executive is employed for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed, except during the first partial year of the Term. During the first partial year of the Term, the Executive shall be entitled to the number of unused paid vacation days remaining from the last partial year of the Employment Agreement (the "OLD EMPLOYMENT AGREEMENT"), entered into as of July 1, 1997, by and between Neutral Posture Ergonomics, Inc. and the Executive. Unused vacation days shall be forfeited or otherwise disposed of pursuant to the Company's policy as in effect from time to time.

                  (f) Automobile. During the Term, the Company shall pay the Executive $______ per month as an automobile allowance.

         1.5 Termination.

                  (a) By the Company.

                           (i) Nonperformance due to Disability. The Company may
                  terminate this Agreement for Nonperformance due to Disability. "NONPERFORMANCE DUE TO DISABILITY" shall exist if because of ill health, physical or mental disability, or any other reason beyond the Executive's control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform the essential functions of the Executive's job, as determined in good faith by the Company's Board of Directors, for a period of 180 days in any 365-day period, irrespective of whether or not such days are consecutive.

                           (ii) Cause. The Company may terminate the Executive's
                  employment for Cause. Termination for "CAUSE" shall mean termination because of the Executive's:

                                    (A) conviction of, or a plea of nolo
                           contendere to, (x) a felony relating to the Company's or any Affiliate's assets, activities, operations or employees or (y) a felony or a misdemeanor involving moral turpitude that causes harm to the Company or any Affiliate or that, in the good faith judgment of the Company has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (B) substance abuse or illegal use of drugs
                           that impairs the Executive's performance, that causes harm to the Company or that, in the reasonable judgment of the Company, has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (C) frequent or habitual tardiness,
                           absenteeism, failure to meet performance standards that the President, Chief Executive Officer or Board of Directors of the Company in good faith believes to be either reasonable in light of the Executive's experience and training or consistent with past practices, insubordination, material violation of Company policy or material breach by the Executive of this Agreement, other than a breach of Section 2.2 (Confidential Information), Section 2.3 (Noncompetition) or Section 2.4 (Disparagement); provided, however, that the foregoing clause (C) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his inadequate performance, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails to finally cure such matter within thirty (30) business days after such notice is sent or given under this Agreement;

                                    (D) commission of an act of fraud,
                           illegality, theft or dishonesty in the course of the Executive's employment with the Company and relating to the Company's or any Affiliate's assets, activities, operations or employees; or

                                    (E) breach by the Executive of Section 2.2
                           (Confidential Information), Section 2.3
                           (Noncompetition) or Section 2.4 (Disparagement) of this Agreement; provided, however, that the foregoing clause (E) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his breach or alleged breach of Section 2.2, Section
                           2.3 or Section 2.4, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails promptly (but in any event not later than the earlier of the tenth business day after such notice is given or the third business day after such notice is received) to cease the actions or inactions that constitute the basis for the breach or alleged breach of Section 2.2, Section 2.3 or Section 2.4.

                  The Company may terminate the Executive's employment Without Cause, subject to the provisions of Section 1.6(c) (Termination by the Company Without Cause or by the Executive for Company Breach). Termination "WITHOUT CAUSE" shall mean termination of the Executive's employment by the Company other than termination for Cause or for Nonperformance due to Disability.

                  (b) By the Executive.

                           (i) Company Breach. The Executive may terminate the
                  Executive's employment hereunder for Company Breach. For purposes of this Agreement "COMPANY BREACH" shall mean:

                                    (A) any material breach of this Agreement by
                           the Company; provided, however, that a material breach hereof by the Company shall not constitute Company Breach unless (i) the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach constitutes grounds for Company Breach and
                           (ii) the Company fails to cure such breach within thirty (30) business days after such notice is sent or given hereunder; or

                                    (B) the assignment to the Executive of any
                           duties materially inconsistent with his position, duties, responsibilities and status with the Company.

                           (ii) Without Good Reason. During the Term, the
                  Executive may terminate the Executive's employment Without Good Reason. Termination "WITHOUT GOOD REASON" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach, termination by the Company for Nonperformance due to Disability or death of the Executive.

                  (c) Explanation of Termination of Employment. In addition to any notice required by Sections 1.5(a)(ii) or 1.5(b)(i) any party terminating this Agreement shall give prompt written notice ("NOTICE OF TERMINATION") to the other party hereto advising such other party of the termination hereof. Within thirty (30) business days after the Notice of Termination is sent, the terminating party shall deliver to the other party hereto a written explanation, which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Nonperformance due to Disability (if the Company has terminated the Agreement) or for Company Breach or Without Good Reason (if the Executive has terminated the Agreement).

                  (d) Date of Termination. "DATE OF TERMINATION" shall mean the date on which Notice of Termination is sent or given under this Agreement or the date of the Executive's death.

                  (e) Automatic Termination. This Agreement shall automatically terminate if the Merger (as defined in the Shareholders Agreement) has not occurred by December 31, 2001.

         1.6 Compensation Upon Termination.

                  (a) Termination by the Company for Nonperformance due to Disability. If the Company shall terminate the Executive's employment for Nonperformance due to Disability then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to
         Section 1.4(e) (Vacations) through the Date of Termination, (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) below for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate the Executive's employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive's accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination.

                  (c) Termination by the Company Without Cause or by the Executive for Company Breach. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations), (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (d) Severance Benefits. Upon termination of the Executive's employment during the Term by the Company for Nonperformance due to Disability, by the Company Without Cause or by the Executive for Company Breach, the Company shall permit the Executive and, if applicable, the Executive's heirs, to continue to participate in the Company's employee benefit plans, at no cost to the Executive and subject to the terms and conditions of such employee benefit plans.

                  (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation Upon Termination) by seeking other employment or otherwise.

         1.7 Death of Executive. If the Executive dies prior to the expiration of the Term hereof, then the Executive's employment and other obligations hereunder shall automatically terminate and the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that (a) the Company shall pay the Executive's estate the accrued but unpaid salary and benefits pursuant to Section 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the end of the month in which the Executive's death occurs and (b) the Executive's heirs will be eligible to receive the benefits set forth in Section 1.6(d) (Severance Benefits) above for twelve (12) months, as if the Executive remained in the employment of the Company.

         1.8 Company Successors. The Company will require and cause any successor to all or substantially all of the business or assets of the Company (whether direct or indirect by purchase, merger, consolidation, reorganization, liquidation or otherwise), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         1.9 Tax Withholding. The Company shall deduct or withhold from any amounts paid to Executive hereunder all federal, state and local income tax, Social Security, FICA, FUTA and other amounts that the Company determines are required by law to be withheld.

                                    ARTICLE 2

                       Confidentiality and Noncompetition

         2.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) he has occupied a position of trust and confidence with the Company and the Affiliates prior to the date hereof and has, or has had the opportunity to, become familiar with, and the Company shall continue to provide the Executive, the following, any and all of which constitute confidential information of the Company or the Affiliates, (collectively, the "CONFIDENTIAL INFORMATION"): (i) any and all trade secrets and proprietary technology concerning the business and affairs of the Company or the Affiliates, product pricing, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned product development, supplier lists, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Company or the Affiliates and any other information, whether or not documented in any manner, of the Company or the Affiliates that is a trade secret within the meaning of applicable trade secret law; (ii) any and all information concerning the businesses and affairs of the Company and the Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, new product development information, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company or the Affiliates containing or based, in whole or in part, on any information included in the foregoing; (b) the businesses of the Company and the Affiliates is national in scope; (c) their products and services are marketed throughout the United States; (d) the Company and the Affiliates compete with other businesses that are or could be located in any part of the United States; (e) the provisions of Sections 2.2 (Confidential Information),
2.3 (Noncompetition) and 2.4 (Disparagement) of this Agreement are reasonable and necessary to protect and preserve the businesses of its Company and the Affiliates, and (g) the Company and the Affiliates would be irreparably damaged if Executive were to breach the covenants set forth in Sections 2.2, 2.3 and 2.4 of this Agreement.

         2.2 Confidential Information. The Executive acknowledges and agrees that all Confidential Information known or obtained by the Executive, whether before or after the date hereof, is the property of the Company or the Affiliates. Therefore, the Executive agrees that he shall not, at any time, disclose to any unauthorized individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental or quasi-governmental authority of any nature, or other entity (collectively, a "PERSON") or use for his own account or for the benefit of any third party any Confidential Information, whether the Executive has such information in his memory or embodied in writing or other physical form, without the Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Executive's actions or the actions of any other Person bound by a duty of confidentiality to the Company or the Affiliates. If the Executive becomes legally compelled by deposition, subpoena or other court or governmental action or is otherwise legally required to disclose any of the Confidential Information, then the Executive will give the Company prompt notice to that effect, and will cooperate with the Company if the Company seeks to obtain a protective order concerning the Confidential Information. The Executive will disclose only such Confidential Information as his counsel shall advise is legally required. The Executive agrees to deliver to the Company, at any time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and the Affiliates and any other Confidential Information that the Executive may then possess or have under his control.

         2.3 Noncompetition.

                  (a) During the Term of this Agreement, the Company agrees to provide the Executive with access to Confidential Information, including Confidential Information regarding refinements in the Company's proprietary technologies and strategic planning for new products and refinements to existing products and attendance at the training programs conducted by the Company regarding sales and marketing and underwriting and purchasing of new and existing products.

                  (b) As an inducement for the Company's agreement in Section 2.3(a) and in exchange for the other consideration provided by the Company under this Agreement, for a period of twelve (12) months from the last day of the Term:

                           (i) the Executive shall not, directly or indirectly,
                  engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to,
                  (A) any business that is involved in the design, manufacturing, marketing, distribution or sale of ergonomic chairs , keyboard trays, footrests and other ergonomic products that are ancillary to seating (the "BUSINESS") in any foreign country or state in the United States where (as of the end of the Term) the Company or any Affiliate is engaged in the Business, or where the Executive has been involved in strategic planning on behalf of the Company or any Affiliate to do the Business; provided, however, in each case, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under
                  Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope and that his skills and experience will allow him to earn a substantial income while still abiding by the restrictions contained in this Agreement;

                           (ii) the Executive shall not, directly or indirectly,
                  either for himself or any other Person; (A) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate; (B) in any such way interfere with the relationship between the Company or any Affiliate and any employee thereof; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, in any business engaged in the Business, any employee of the Company or any Affiliate; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or any Affiliate to cease doing business with the Company or any Affiliate, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company or any Affiliate; and

                           (iii) the Executive shall not, directly or
                  indirectly, either for himself or any other Person, solicit the business of any Person known to the Executive to be a customer or potential customer of the Company (meaning a Person with which the Company has contacted or has developed plans to contact regarding establishing a customer relationship) or any Affiliate, whether or not the Executive had personal contact with such Person, with respect to products, services or other business activities which compete in whole or in part with the products, services or other business activities of the Company or any Affiliate of the Company.

         2.4 Disparagement. The Executive shall not, at any time during or after the Term, disparage the Company or any Affiliate, or any of their respective partners, shareholders, directors, officers, employees, or agents.

         2.5 Remedies. If the Executive breaches the covenants set forth in Sections 2.2 (Confidential Information), 2.3 (Noncompetition) or 2.4 (Disparagement) of this Agreement, then the Company or any Affiliate shall be entitled to the following remedies:

                  (a) damages from the Executive;

                  (b) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2.2, 2.3 and 2.4 of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                                    ARTICLE 3

                                  Miscellaneous

         3.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Executive's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "EXECUTIVE REPRESENTATIVES") against the Company or any Company Representative (defined below) after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Executive or any Executive Representative shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period.

         3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         3.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         3.4 Executive's Sole Remedy. The Executive's and the Executive Representatives' sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the Company or any transferee in receipt of material assets of the Company transferred in fraud of creditors (collectively, "Assigns")) for any Executive Claim (defined below). The Executive and the Executive Representatives shall have no claim or right of any nature whatsoever against any of the Company's or its Affiliates' directors, officers, employees, direct or indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "COMPANY REPRESENTATIVES") (other than Assigns) arising out of any Executive Claim. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue any person other than the Company or its Assigns over any Executive Claim. The Affiliates shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 3.4 (Executive's Sole Remedy) against the Executive and the Executive Representatives. Except as set forth in the immediately-preceding sentence, nothing herein, express or implied, is intended to confer upon any party, other than the parties hereto and the

Company's Assigns, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.

         Upon termination of the Executive's employment, the sole claim of the Executive and the Executive Representatives against the Company and its Assigns for Executive Claims will be for the amounts described in Section 1.6 (Compensation Upon Termination), Section 1.7 (Death of Executive) and Section
3.9 (Governing Law) and the Executive and the Executive Representatives shall have no claim against the Company or its Assigns for any Executive Claim, other than those set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for Executive Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Executive Claim, other than the amounts set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for any Executive Claim. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON THE EXECUTIVE'S REMEDIES EXPRESSED IN THIS SECTION 3.4 (EXECUTIVE'S SOLE REMEDY) APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

         "EXECUTIVE CLAIM" shall mean any claim, liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by the Company or the termination thereof; provided, however, that the term "Executive Claim" shall not include (a) claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors or (b) any claim against any insurance carrier for worker's compensation benefits.

         3.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to Executive:           Gregory A. Katt
                                    5010 Congressional Court
                                    College Station, Texas 77845

         If to Company:             NEUTRAL POSTURE ERGONOMICS
                                    MERGER CO., INC.
                                    3904 North Texas Avenue
                                    Bryan, Texas 77803
                                    Attn: President
                                    (979) 778-0408 (fax)

         3.6 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement. If the parties are not able to agree on a substitute provision within thirty (30) days after the provision initially is determined to be invalid or unenforceable, then the parties agree that the invalid or unenforceable provision or portion thereof shall be reformed pursuant to Section 3.10 (Dispute Resolution) and the new provision shall be one that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement.

         3.7 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to employment, compensation and benefits of the Executive, and supersede all other prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Executive or any of their respective Affiliates relating to the subject matter of this Agreement, which other prior and contemporaneous agreements and understandings, inducements or conditions shall be deemed terminated effective on the Effective Date. In particular, following the Effective Date, this Agreement will supersede and replace the Old Employment Agreement, and the Old Employment Agreement shall be deemed terminated effective on the Effective Date. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         3.8 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         3.9 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Texas, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

         Subject to Section 3.10 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or the subject matter hereof brought by any other party.

         Subject to Section 3.10 (Dispute Resolution), to the extent permitted by applicable law, Executive hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement or the subject matter hereof may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

         3.10 Dispute Resolution.

                  (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be settled exclusively by arbitration, conducted before a single arbitrator named by the American Arbitration Association, in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and applying the substantive laws of the State of Texas (excluding conflict of laws provisions). Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of Article 2 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. Except as set forth in Section 3.10(b) (Emergency Relief), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration hereof.

         Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

                  (b) Emergency Relief. Notwithstanding anything in this Section
         3.10 (Dispute Resolution) to the contrary and subject to the provisions of Sections 3.9 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

         3.11 Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         3.12 Survival. The covenants and agreements of the parties set forth in
Article 2 (Confidentiality and Noncompetition) and this Article 3
(Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation hereof, regardless of the reason therefor.

         3.13 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization, liquidation, or otherwise to all or substantially all of the business or assets of the Company, and the Executive's spouses, heirs, and personal and legal representatives.

         3.14 Assignment. The Executive's obligations hereunder are personal and may not be assigned (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Company. Any such attempted assignment shall be null and void.

         3.15 Amendment. This Agreement may be amended or modified only by written instrument duly executed by the Company and the Executive.

         3.16 Voluntary Agreement. The Executive acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth in this Agreement.

         This Agreement has been executed and delivered as of the date first written above.

                                     NEUTRAL POSTURE ERGONOMICS
                                     MERGER CO., INC.


                                     By:
                                        -----------------------
                                     Name:
                                          ---------------------
                                     Title:
                                           --------------------


                                     --------------------------
                                     Gregory A. Katt

                                                                       EXHIBIT D


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into as of October 26, 2000 by and between NEUTRAL POSTURE ERGONOMICS MERGER CO., INC., a Texas corporation (the "COMPANY"), and Thomas G. Peterson (the "EXECUTIVE"), but is to be effective on the Effective Date (as defined in the Shareholders Agreement (the "SHAREHOLDERS AGREEMENT") dated as of October 26, 2000, by and among the Company, Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Gregory Katt, the Executive and certain spouses).

                                    RECITALS

         The Company wishes to assure itself of the services of the Executive for the period provided in this Agreement and the Executive wishes to enter in the employ of the Company, on the terms and conditions hereinafter provided.

                                    AGREEMENT

         Based on the recitals set forth above and the mutual promises and other good and valuable consideration, the Company and the Executive hereby agree as follows:

                                    ARTICLE 1

                                   Employment

         1.1 Employment. The Company hereby employs the Executive and the Executive hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement. The Executive hereby represents and warrants to the Company that the execution of this Agreement by the Executive and the Executive's performance of his duties hereunder will not conflict with, cause a default under, or give any party a right to damages under any other agreement to which the Executive is a party or is bound.

         1.2 Office and Duties.

                  (a) Position. The Executive shall serve the Company as President and Chief Operating Officer, effective from the date hereof. The Executive shall have the responsibility and authority to carry out the duties normally assigned to a President and Chief Operating Officer and to perform such other duties or hold such other offices as may be authorized and directed from time to time by the Company in the sole discretion of the Board of Directors.

                  (b) Commitment. Throughout the Term (as hereinafter defined) of this Agreement, the Executive shall devote substantially all of the Executive's time, energy, skill and efforts to the performance of the Executive's duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company and its affiliates

         (the "AFFILIATES"). The Executive further agrees that, during his employment under this Agreement he will not engage in, or be otherwise interested in, directly or indirectly, any other business or activity that is in conflict or competition with the business of the Company or the Affiliates.

         1.3 Term. The "TERM" (herein so called) of this Agreement shall commence on the Effective Date and shall end on the three-year anniversary of the Effective Date (the "ORIGINAL TERMINATION DATE"), unless earlier terminated in accordance with the terms of this Agreement or unless extended pursuant to this Section 1.3. After the Original Termination Date, this Agreement shall be automatically renewed each year on the anniversary of the Original Termination Date for one-year terms, unless either the Company or the Executive provides written notice of election not to renew, at least ninety (90) days before the applicable renewal date.

         1.4 Compensation.

                  (a) Base Salary. The Company shall pay the Executive as compensation, in accordance with the Company's ordinary payroll and withholding practices, an aggregate salary ("BASE SALARY") of $__________ per year during the Term, or such greater amount as shall be approved by the Company's Board of Directors.

                  (b) Bonus. The Company may pay the Executive an annual bonus for each year during the term of this Agreement. Such bonus shall be paid by September 30 of each year (with the first bonus payable by September 30, 2001, relating to the first partial year of the Term) during the term of this Agreement, and on or before the September 30 immediately following termination of this Agreement under Section 1.3 above. Such annual bonus shall be determined in accordance with the Company's policies as determined from time to time by the Board of Directors.

                  (c) Payment and Reimbursement of Expenses. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred by the Executive in performing the Executive's obligations under this Agreement in accordance with the policies and procedures of the Company for its officers, provided that the Executive properly accounts therefore in accordance with the regular policies of the Company.

                  (d) Fringe Benefits and Perquisites. During the Term, the Executive shall be entitled to participate in or receive benefits under any plan or arrangement generally made available by the Company to its officers and employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  (e) Vacations. During the Term and in accordance with the regular policies of the Company, the Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its officers generally, but not fewer than _________ weeks in any calendar year. The number of paid vacation days shall be prorated in any calendar year in which the Executive is employed for less than the entire year in accordance with the number of days in such calendar year during which the Executive is so employed, except during the first partial year of the Term. During the first partial year of the Term, the Executive shall be entitled to the number of unused paid vacation days remaining from the last partial year of the Employment Agreement (the "OLD EMPLOYMENT AGREEMENT"), entered into as of March 1, 2000, by and between Neutral Posture Ergonomics, Inc. and the Executive. Unused vacation days shall be forfeited or otherwise disposed of pursuant to the Company's policy as in effect from time to time.

                  (f) Automobile. During the Term, the Company shall pay the Executive $________ per month as an automobile allowance.

         1.5 Termination.

                  (a) By the Company.

                           (i) Nonperformance due to Disability. The Company may
                  terminate this Agreement for Nonperformance due to Disability. "NONPERFORMANCE DUE TO DISABILITY" shall exist if because of ill health, physical or mental disability, or any other reason beyond the Executive's control, and notwithstanding reasonable accommodations made by the Company, the Executive shall have been unable, unwilling or shall have failed to perform the essential functions of the Executive's job, as determined in good faith by the Company's Board of Directors, for a period of 180 days in any 365-day period, irrespective of whether or not such days are consecutive.

                           (ii) Cause. The Company may terminate the Executive's
                  employment for Cause. Termination for "CAUSE" shall mean termination because of the Executive's:

                                    (A) conviction of, or a plea of nolo
                           contendere to, (x) a felony relating to the Company's or any Affiliate's assets, activities, operations or employees or (y) a felony or a misdemeanor involving moral turpitude that causes harm to the Company or any Affiliate or that, in the good faith judgment of the Company has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (B) substance abuse or illegal use of drugs
                           that impairs the Executive's performance, that causes harm to the Company or that, in the reasonable judgment of the Company, has damaged or interfered with the Company's or any Affiliate's relationships with its customers, suppliers, employees or other agents;

                                    (C) frequent or habitual tardiness,
                           absenteeism, failure to meet performance standards that the Chief Executive Officer or Board of Directors of the Company in good faith believes to be either reasonable in light of the Executive's experience and training or consistent with past practices, insubordination, material violation of Company policy or material breach by the Executive of this Agreement, other than a breach of Section 2.2 (Confidential Information), Section 2.3 (Noncompetition) or Section 2.4 (Disparagement); provided, however, that the foregoing clause (C) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his inadequate performance, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails to finally cure such matter within thirty (30) business days after such notice is sent or given under this Agreement;

                                    (D) commission of an act of fraud,
                           illegality, theft or dishonesty in the course of the Executive's employment with the Company and relating to the Company's or any Affiliate's assets, activities, operations or employees; or

                                    (E) breach by the Executive of Section 2.2
                           (Confidential Information), Section 2.3
                           (Noncompetition) or Section 2.4 (Disparagement) of this Agreement; provided, however, that the foregoing clause (E) shall not constitute Cause unless (x) the Company first notifies the Executive in writing of his breach or alleged breach of Section 2.2, Section
                           2.3 or Section 2.4, specifying in reasonable detail the basis therefore and stating that it is grounds for termination for Cause and (y) the Executive then fails promptly (but in any event not later than the earlier of the tenth business day after such notice is given or the third business day after such notice is received) to cease the actions or inactions that constitute the basis for the breach or alleged breach of Section 2.2, Section 2.3 or Section 2.4.

                  The Company may terminate the Executive's employment Without Cause, subject to the provisions of Section 1.6(c) (Termination by the Company Without Cause or by the Executive for Company Breach). Termination "WITHOUT CAUSE" shall mean termination of the Executive's employment by the Company other than termination for Cause or for Nonperformance due to Disability.

                  (b) By the Executive.

                           (i) Company Breach. The Executive may terminate the
                  Executive's employment hereunder for Company Breach. For purposes of this Agreement "COMPANY BREACH" shall mean:

                                    (A) any material breach of this Agreement by
                           the Company; provided, however, that a material breach hereof by the Company shall not constitute Company Breach unless (i) the Executive notifies the Company in writing of the breach, specifying in reasonable detail the nature of the breach and stating that such breach constitutes grounds for Company Breach and (ii) the Company fails to cure such breach within thirty (30) business days after such notice is sent or given hereunder; or

                                    (B) the assignment to the Executive of any
                           duties materially inconsistent with his position, duties, responsibilities and status with the Company.

                           (ii) Without Good Reason. During the Term, the
                  Executive may terminate the Executive's employment Without Good Reason. Termination "WITHOUT GOOD REASON" shall mean termination of the Executive's employment by the Executive other than termination for Company Breach, termination by the Company for Nonperformance due to Disability or death of the Executive.

                  (c) Explanation of Termination of Employment. In addition to any notice required by Sections 1.5(a)(ii) or 1.5(b)(i) any party terminating this Agreement shall give prompt written notice ("NOTICE OF TERMINATION") to the other party hereto advising such other party of the termination hereof. Within thirty (30) business days after the Notice of Termination is sent, the terminating party shall deliver to the other party hereto a written explanation, which shall state in reasonable detail the basis for such termination and shall indicate whether termination is being made for Cause, Without Cause or for Nonperformance due to Disability (if the Company has terminated the Agreement) or for Company Breach or Without Good Reason (if the Executive has terminated the Agreement).

                  (d) Date of Termination. "DATE OF TERMINATION" shall mean the date on which Notice of Termination is sent or given under this Agreement or the date of the Executive's death.

                  (e) Automatic Termination. This Agreement shall automatically terminate if the Merger (as defined in the Shareholders Agreement) has not occurred by December 31, 2001.

         1.6 Compensation Upon Termination.

                  (a) Termination by the Company for Nonperformance due to Disability. If the Company shall terminate the Executive's employment for Nonperformance due to Disability then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations) through the Date of Termination,
         (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) below for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (b) Termination by the Company for Cause or by the Executive Without Good Reason. If the Company shall terminate the Executive's employment for Cause or if the Executive shall terminate the Executive's employment Without Good Reason, then the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that the Company shall pay the Executive's accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination.

                  (c) Termination by the Company Without Cause or by the Executive for Company Breach. If the Company shall terminate the Executive's employment Without Cause or if the Executive shall terminate his employment for Company Breach, then the Company shall pay the Executive and, if applicable, the Executive's heirs (i) accrued but unpaid salary and benefits pursuant to Sections 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the Date of Termination, (ii) payment for untaken vacation accrued pursuant to Section 1.4(e) (Vacations), (iii) the benefits set forth in Section 1.6(d) (Severance Benefits) for twelve (12) months, as if the Executive remained in the employment of the Company, and (iv) the Base Salary for the remaining duration of the Term, as if the Executive remained in the employment of the Company.

                  (d) Severance Benefits. Upon termination of the Executive's employment during the Term by the Company for Nonperformance due to Disability, by the Company Without Cause or by the Executive for Company Breach, the Company shall permit the Executive and, if applicable, the Executive's heirs, to continue to participate in the Company's employee benefit plans, at no cost to the Executive and subject to the terms and conditions of such employee benefit plans.

                  (e) No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 1.6 (Compensation Upon Termination) by seeking other employment or otherwise.

         1.7 Death of Executive. If the Executive dies prior to the expiration of the Term hereof, then the Executive's employment and other obligations hereunder shall automatically terminate and the Company's obligation to pay salary and benefits pursuant to Section 1.4 (Compensation) shall terminate, except that (a) the Company shall pay the Executive's estate the accrued but unpaid salary and benefits pursuant to Section 1.4(a) (Base Salary), 1.4(b) (Bonus) and 1.4(c) (Payment and Reimbursement of Expenses) through the end of the month in which the Executive's death occurs and (b) the Executive's heirs will be eligible to receive the benefits set forth in Section 1.6(d)

(Severance Benefits) above for twelve (12) months, as if the Executive remained in the employment of the Company.

         1.8 Company Successors. The Company will require and cause any successor to all or substantially all of the business or assets of the Company (whether direct or indirect by purchase, merger, consolidation, reorganization, liquidation or otherwise), by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

         1.9 Tax Withholding. The Company shall deduct or withhold from any amounts paid to Executive hereunder all federal, state and local income tax, Social Security, FICA, FUTA and other amounts that the Company determines are required by law to be withheld.

                                    ARTICLE 2

                       Confidentiality and Noncompetition

         2.1 Acknowledgments by the Executive. The Executive acknowledges that
(a) he has occupied a position of trust and confidence with the Company and the Affiliates prior to the date hereof and has, or has had the opportunity to, become familiar with, and the Company shall continue to provide the Executive, the following, any and all of which constitute confidential information of the Company or the Affiliates, (collectively, the "CONFIDENTIAL INFORMATION"): (i) any and all trade secrets and proprietary technology concerning the business and affairs of the Company or the Affiliates, product pricing, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned product development, supplier lists, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) of the Company or the Affiliates and any other information, whether or not documented in any manner, of the Company or the Affiliates that is a trade secret within the meaning of applicable trade secret law; (ii) any and all information concerning the businesses and affairs of the Company and the Affiliates (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, new product development information, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Company or the Affiliates containing or based, in whole or in part, on any information included in the foregoing; (b) the businesses of the Company and the Affiliates is national in scope; (c) their products and services are marketed throughout the United States; (d) the Company and the Affiliates compete with other businesses that are or could be located in any part of the United States; (e) the provisions of Sections 2.2 (Confidential Information),
2.3 (Noncompetition) and 2.4 (Disparagement) of this Agreement are reasonable and necessary to protect and preserve the businesses of its Company and the Affiliates, and (g) the Company and the Affiliates would be irreparably damaged if Executive were to breach the covenants set forth in Sections 2.2, 2.3 and 2.4 of this Agreement.

         2.2 Confidential Information. The Executive acknowledges and agrees that all Confidential Information known or obtained by the Executive, whether before or after the date hereof, is the property of the Company or the Affiliates. Therefore, the Executive agrees that he shall not, at any time, disclose to any unauthorized individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental or quasi-governmental authority of any nature, or other entity (collectively, a "PERSON") or use for his own account or for the benefit of any third party any Confidential Information, whether the Executive has such information in his memory or embodied in writing or other physical form, without the Company's prior written consent, unless and to the extent that the Confidential Information is or becomes generally known to and available for use by the public other than as a result of Executive's actions or the actions of any other Person bound by a duty of confidentiality to the Company or the Affiliates. If the Executive becomes legally compelled by deposition, subpoena or other court or governmental action or is otherwise legally required to disclose any of the Confidential Information, then the Executive will give the Company prompt notice to that effect, and will cooperate with the Company if the Company seeks to obtain a protective order concerning the Confidential Information. The Executive will disclose only such Confidential Information as his counsel shall advise is legally required. The Executive agrees to deliver to the Company, at any time the Company may request, all documents, memoranda, notes, plans, records, reports, and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations, or affairs of the Company and the Affiliates and any other Confidential Information that the Executive may then possess or have under his control.

         2.3 Noncompetition.

                  (a) During the Term of this Agreement, the Company agrees to provide the Executive with access to Confidential Information, including Confidential Information regarding refinements in the Company's proprietary technologies and strategic planning for new products and refinements to existing products and attendance at the training programs conducted by the Company regarding sales and marketing and underwriting and purchasing of new and existing products.

                  (b) As an inducement for the Company's agreement in Section 2.3(a) and in exchange for the other consideration provided by the Company under this Agreement, for a period of twelve (12) months from the last day of the Term:

                           (i) the Executive shall not, directly or indirectly,
                  engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend his name or any similar name to, lend his credit to, or render services or advice to,
                  (A) any business that is involved in the design, manufacturing, marketing, distribution or sale of ergonomic chairs, keyboard trays, footrests and other ergonomic products that are ancillary to seating (the "BUSINESS") in any foreign country or state in the United States where (as of the end of the Term) the Company or any Affiliate is engaged in the Business, or where the Executive has been involved in strategic planning on behalf of the Company or any Affiliate to do the Business; provided, however, in each case, that the Executive may purchase or otherwise acquire up to (but not more than) five percent of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. The Executive agrees that this covenant is reasonable with respect to its duration, geographical area, and scope and that his skills and experience will allow him to earn a substantial income while still abiding by the restrictions contained in this Agreement;

                           (ii) the Executive shall not, directly or indirectly,
                  either for himself or any other Person; (A) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or any Affiliate; (B) in any such way interfere with the relationship between the Company or any Affiliate and any employee thereof; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, in any business engaged in the Business, any employee of the Company or any Affiliate; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or any Affiliate to cease doing business with the Company or any Affiliate, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company or any Affiliate; and

                           (iii) the Executive shall not, directly or
                  indirectly, either for himself or any other Person, solicit the business of any Person known to the Executive to be a customer or potential customer of the Company (meaning a Person with which the Company has contacted or has developed plans to contact regarding establishing a customer relationship) or any Affiliate, whether or not the Executive had personal contact with such Person, with respect to products, services or other business activities which compete in whole or in part with the products, services or other business activities of the Company or any Affiliate of the Company.

         2.4 Disparagement. The Executive shall not, at any time during or after the Term, disparage the Company or any Affiliate, or any of their respective partners, shareholders, directors, officers, employees, or agents.

         2.5 Remedies. If the Executive breaches the covenants set forth in Sections 2.2 (Confidential Information), 2.3 (Noncompetition) or 2.4 (Disparagement) of this Agreement, then the Company or any Affiliate shall be entitled to the following remedies:

                  (a) damages from the Executive;

                  (b) in addition to its right to damages and any other rights it may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Sections 2.2, 2.3 and 2.4of this Agreement, it being agreed that money damages alone would be inadequate to compensate the Company and would be an inadequate remedy for such breach.

The rights and remedies of the parties to this Agreement are cumulative and not alternative.

                                    ARTICLE 3

                                  Miscellaneous

         3.1 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Executive's spouse, heirs, assigns, executors or personal or legal representatives (collectively, the "EXECUTIVE REPRESENTATIVES") against the Company or any Company Representative (defined below) after the expiration of two (2) years from the date of accrual of such cause of action, and any claim or cause of action of the Executive or any Executive Representative shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period.

         3.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         3.3 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

         3.4 Executive's Sole Remedy. The Executive's and the Executive Representatives' sole remedy shall be against the Company (or any assignee or successor to all or substantially all the assets of the Company or any transferee in receipt of material assets of the Company transferred in fraud of creditors (collectively, "ASSIGNS")) for any Executive Claim (defined below). The Executive and the Executive Representatives shall have no claim or right of any nature whatsoever against any of the Company's or its Affiliates' directors, officers, employees, direct or indirect stockholders, owners, trustees, beneficiaries or agents, irrespective of when any such person held such status (collectively, the "COMPANY REPRESENTATIVES") (other than Assigns) arising out of any Executive Claim. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue any person other than the Company or its Assigns over any Executive Claim. The Affiliates shall be third-party beneficiaries of this Agreement for purposes of enforcing the terms of this Section 3.4 (Executive's Sole Remedy) against the Executive and the

Executive Representatives. Except as set forth in the immediately-preceding sentence, nothing herein, express or implied, is intended to confer upon any party, other than the parties hereto and the Company's Assigns, any rights, remedies, obligations or liabilities under or by reason hereof and no person who is not a party hereto may rely on the terms hereof.

         Upon termination of the Executive's employment, the sole claim of the Executive and the Executive Representatives against the Company and its Assigns for Executive Claims will be for the amounts described in Section 1.6 (Compensation Upon Termination), Section 1.7 (Death of Executive) and Section
3.9 (Governing Law) and the Executive and the Executive Representatives shall have no claim against the Company or its Assigns for any Executive Claim, other than those set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for Executive Claims, including without limitation any claim for damages of any nature, be they actual, direct, indirect, special, punitive or consequential. The Executive, on his own behalf and on behalf of the Executive Representatives, hereby releases and covenants not to sue for, collect or otherwise recover any amount against the Company or its Assigns for any Executive Claim, other than the amounts set forth in Sections 1.6, 1.7 and 3.9, or against any Company Representative (other than Assigns) for any Executive Claim. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE LIMITATIONS ON THE EXECUTIVE'S REMEDIES EXPRESSED IN THIS SECTION 3.4 (EXECUTIVE'S SOLE REMEDY) APPLY WITHOUT LIMITATION TO EXECUTIVE CLAIMS RELATING TO NEGLIGENCE.

         "EXECUTIVE CLAIM" shall mean any claim, liability or obligation of any nature whatsoever arising out of this Agreement or an alleged breach of this Agreement or for any other claim arising out of the Executive's employment by the Company or the termination thereof; provided, however, that the term "Executive Claim" shall not include (a) claims arising in favor of creditors of the Company generally, including claims arising out of any fraudulent conveyance or other transfer of assets in fraud of creditors or (b) any claim against any insurance carrier for worker's compensation benefits.

         3.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hardcopy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto.

         If to Executive:                          Thomas G. Peterson
                                                   8720 East San Martin Drive
                                                   Scottsdale, Arizona  85258
                                                   (480) 998-3629 (fax)

         If to Company:                            NEUTRAL POSTURE ERGONOMICS
                                                   MERGER CO., INC.
                                                   3904 North Texas Avenue
                                                   Bryan, Texas  77803
                                                   Attn:  CEO
                                                   (979) 778-9389 (fax)

         3.6 Provisions Separable. The provisions hereof are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. If any provision of this Agreement, or the application thereof to any situation or circumstance, shall be invalid or unenforceable in whole or in part, then the parties shall seek in good faith to replace any such legally invalid provision or portion thereof with a valid provision that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement. If the parties are not able to agree on a substitute provision within thirty (30) days after the provision initially is determined to be invalid or unenforceable, then the parties agree that the invalid or unenforceable provision or portion thereof shall be reformed pursuant to Section 3.10 (Dispute Resolution) and the new provision shall be one that, in effect, will most nearly effectuate the parties' intentions in entering into this Agreement.

         3.7 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to employment, compensation and benefits of the Executive, and supersede all other prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, between the Executive or any of their respective Affiliates relating to the subject matter of this Agreement, which other prior and contemporaneous agreements and understandings, inducements or conditions shall be deemed terminated effective on the Effective Date. In particular, following the Effective Date, this Agreement will supersede and replace the Old Employment Agreement, and the Old Employment Agreement shall be deemed terminated effective on the Effective Date. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

         3.8 Headings; Index. The headings of paragraphs and Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions hereof. The words "herein", "hereof", "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         3.9 Governing Law; Attorneys' Fees. This Agreement shall be governed by and construed, interpreted and applied in accordance with the laws of the State of Texas, excluding any choice-of-law rules that would refer the matter to the laws of another jurisdiction.

         Subject to Section 3.10 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Northern District of Texas and, if such court does not have jurisdiction, of the courts of the State of Texas in Dallas County, for the purposes of any action arising out of this Agreement or the subject matter hereof brought by any other party.

         Subject to Section 3.10 (Dispute Resolution), to the extent permitted by applicable law, Executive hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (a) that it is not subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement or the subject matter hereof may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

         3.10 Dispute Resolution.

                  (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be settled exclusively by arbitration, conducted before a single arbitrator named by the American Arbitration Association, in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and applying the substantive laws of the State of Texas (excluding conflict of laws provisions). Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any violation of Article 2 hereof, and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company posting any bond. Except as set forth in Section 3.10(b) (Emergency Relief), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration hereof.

         Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

                  (b) Emergency Relief. Notwithstanding anything in this Section
         3.10 (Dispute Resolution) to the contrary and subject to the provisions of Sections 3.9 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

         3.11 Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by law against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees incurred by the Executive, in connection with the defense of, or as a result of any action or proceeding (or any appeal from any action or proceeding) in which the Executive is made or is threatened to be made a party by reason of the fact that he is or was an officer or director of the Company, regardless of whether such action or proceeding is one brought by or in the right of the Company, to procure a judgment in its favor (or other than by or in the right of the Company).

         3.12 Survival. The covenants and agreements of the parties set forth in
Article 2 (Confidentiality and Noncompetition) and this Article 3
(Miscellaneous) are of a continuing nature and shall survive the expiration, termination or cancellation hereof, regardless of the reason therefore.

         3.13 Binding Effect, Etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the Company's successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization, liquidation, or otherwise to all or substantially all of the business or assets of the Company, and the Executive's spouses, heirs, and personal and legal representatives.

         3.14 Assignment. The Executive's obligations hereunder are personal and may not be assigned (whether voluntarily, involuntarily or by operation of law) without the prior written consent of the Company. Any such attempted assignment shall be null and void.

         3.15 Amendment. This Agreement may be amended or modified only by written instrument duly executed by the Company and the Executive.

         3.16 Voluntary Agreement. The Executive acknowledges that he has had sufficient time and opportunity to read and understand this Agreement and to consult with his legal counsel and other advisors regarding the terms and conditions set forth in this Agreement.

         This Agreement has been executed and delivered as of the date first written above.

                                             NEUTRAL POSTURE ERGONOMICS
                                             MERGER CO., INC.


                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


                                             -----------------------------------
                                                 Thomas G. Peterson

                                                                       EXHIBIT E

                                  SHARES OWNED


                                                                                 SHARES OWNED AFTER MERGER
                                                                                 (INCLUDES CASH SHARES AND
              SHAREHOLDER                     SHARES OWNED PRIOR TO MERGER              NOTE SHARES)
              -----------                     ----------------------------       -------------------------
Rebecca Boenigk                                        916,510                               916,510
Jaye Congleton                                         814,440                               814,440
Catherine Coker                                         99,545                                99,545
Michele Zincke                                          25,838                                25,858
David Ebner                                             60,100                               181,000
Greg Katt                                                5,350                               127,000
Mark Benden                                              6,100                               127,000
Tom Peterson                                           100,000                               254,900

                                                                       EXHIBIT F

                                      NOTE

$___________________                                           ___________, 20__

         FOR VALUE RECEIVED, the undersigned, NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation, ("MAKER"), hereby unconditionally promises to pay to the order of [NAME OF NON-FAMILY MEMBER], ("PAYEE"), at [address], the principal sum of _____________________________Dollars ($____________), in lawful money of the
United States of America, together with interest (calculated on the basis of a 365-day or 366-day year, as appropriate) on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity at the Prime Rate (as defined below) plus one percent (1%) per annum.

         1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the SECTION referred to:

         "BUSINESS DAY" means a day upon which business is transacted by national banks in Dallas, Texas.

         "DEFAULT" has the meaning ascribed to it in SECTION 7 hereof.

         "MAXIMUM RATE" means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

         "OBLIGATION" means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note.

         "PRIME RATE" shall mean a variable per annum rate of interest most recently announced by Compass Bank Texas, National Association (or any successor) as its "prime rate."

         "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of ____________, 2000 between Neutral Posture Ergonomics Merger Co., Inc., Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Gregory Katt, Thomas Peterson and certain of their spouses, including any documents, instruments, and agreements executed in connection therewith, in each case as the same may be amended, supplemented, restated, modified or replaced from time to time on one or more occasions.

         2. PAYMENT. The unpaid principal of and interest upon this Note shall be due and payable as follows:




                                                                  Exhibit F pg.1

                  (a) Commencing ____________, 20__, equal payments of principal and interest in the amount of $__________ shall be due and payable on the 1st day of each month during the term hereof through and including ____________, 20__*; and

                  (b) The unpaid principal of, and interest on, this Note shall be finally due and payable on ____________, 2004.

         Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal. Maker may prepay all or part of the outstanding principal without penalty.

         All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the greater of (i) the Maximum Rate, or (ii) ten percent (10%) per annum.

         3. SHAREHOLDERS AGREEMENT. This Note has been executed and delivered pursuant to Section 7.2 of the Shareholders Agreement.

         4. WAIVERS. Maker and any surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally, waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         5. SECURITY. This Note is secured by the Security Agreement of even date hereof between the Payee, as secured party and Maker, as debtor.

         6. MANDATORY PREPAYMENT. Maker shall pay to Payee the remaining outstanding principal balance of this Note, together with all accrued and unpaid interest thereon upon the occurrence of any event listed in Section 3.5(b) of the Shareholders Agreement.

         7. DEFAULT AND REMEDIES.

         (a) A "DEFAULT" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest


----------

* 48 months after commencement of repayment.


                                                                  Exhibit F pg.2
upon, this Note or the Obligation; and such failure shall continue for an period of more than ten (10) Business Days after Maker shall receive notice thereof from Payee; (ii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (iii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (iv) the dissolution or termination of Maker.

         (b) Upon the occurrence of any Default hereunder then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker hereby waives and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Default specified in (ii) or (iii) of SECTION (a) above with respect to Maker, without any notice to Maker or any other act by Payee, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

         8. USURY LAWS. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

         9. COSTS. If any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, is commenced to enforce the obligations under this Note, the prevailing party in such action or proceeding shall be entitled to recover all costs including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal. Payee



                                                                  Exhibit F pg.3
shall also be entitled to recover from Maker all costs and expenses incurred by Payee in collecting any judgment awarded Payee in any such action or proceeding.

         10. GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS AND ALL QUESTIONS INVOLVING USURY AND THE MAXIMUM RATE OF INTEREST WHICH MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                   MAKER:

                                   NEUTRAL POSTURE ERGONOMICS, INC.


                                        By
                                               ---------------------------------
                                        Name:
                                               ---------------------------------
                                        Title:
                                               ---------------------------------



                                                                  Exhibit F pg.4

                                                                       EXHIBIT G


                                 PROMISSORY NOTE


$___________________                                        ____________, 20__

         FOR VALUE RECEIVED, the undersigned, NEUTRAL POSTURE ERGONOMICS , INC., a Texas corporation, ("MAKER"), hereby unconditionally promises to pay to the order of [NAME OF NON-FAMILY MEMBER], ("PAYEE"), at [address] the principal sum of _____________________________Dollars ($____________), in lawful money of the
United States of America, together with interest (calculated on the basis of a 365-day or 366-day year, as appropriate) on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity at the Prime Rate (as defined below) plus one percent (1%) per annum.

         1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the SECTION referred to:

         "BUSINESS DAY" means a day upon which business is transacted by national banks in Dallas, Texas.

         "DEFAULT" has the meaning ascribed to it in SECTION 7 hereof.

          "MAXIMUM RATE" means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

         "OBLIGATION" means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note.

         "PRIME RATE" shall mean a variable per annum rate of interest most recently announced by Compass Bank Texas, National Association (or any successor) as its "prime rate."

         "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of ____________, 2000 between Neutral Posture Ergonomics Merger Co., Inc., Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Gregory Katt, Thomas Peterson and certain or their spouses, including any documents, instruments, and agreements executed in connection therewith, in each case as the same may be amended, supplemented, restated, modified or replaced from time to time on one or more occasions.

         2. PAYMENT. The unpaid principal of and interest upon this Note shall be due and payable as follows:


                                                                 Exhibit G pg. 1

                  (a) Commencing ____________, 20__, equal payments of principal and interest in the amount of $__________ shall be due and payable on the 1st day of each month during the term hereof through and including ____________, 20__*; and

                  (b) The unpaid principal of, and interest on, this Note shall be finally due and payable on ____________, 2006.

         Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal. Maker may prepay all or part of the outstanding principal without penalty.

         All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the greater of (i) the Maximum Rate, or (ii) ten percent (10%) per annum.

         3. SHAREHOLDERS AGREEMENT. This Note has been executed and delivered pursuant to Section 7.2 of the Shareholders Agreement.

         4. WAIVERS. Maker and any surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally, waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         5. SECURITY. This Note is secured by the Security Agreement dated of even date hereof between Payee, as secured party and Maker, as debtor.

         6. MANDATORY PREPAYMENT. Maker shall pay to Payee the remaining outstanding principal balance of this Note, together with all accrued and unpaid interest thereon upon the occurrence of any event listed in Section 3.5(b) of the Shareholders Agreement.

         7. DEFAULT AND REMEDIES.

         (a) A "DEFAULT" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon,


-----------------------------
* 72 months from the commencement of repayment.


                                                                 Exhibit G pg. 2
this Note or the Obligation; and such failure shall continue for an period of more than ten (10) Business Days after Maker shall receive notice thereof from Payee; (ii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (iii) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or (iv) the dissolution or termination of Maker.

         (b) Upon the occurrence of any Default hereunder then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker hereby waives and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Default specified in (ii) or (iii) of SECTION (a) above with respect to Maker, without any notice to Maker or any other act by Payee, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

         8. USURY LAWS. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

         9. COSTS. If any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, is commenced to enforce the obligations under this Note, the prevailing party in such action or proceeding shall be entitled to recover all costs including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal. Payee


                                                                 Exhibit G pg. 3
shall also be entitled to recover from Maker all costs and expenses incurred by Payee in collecting any judgment awarded Payee in any such action or proceeding.

         10. GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS AND ALL QUESTIONS INVOLVING USURY AND THE MAXIMUM RATE OF INTEREST WHICH MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                        MAKER:

                                        NEUTRAL POSTURE ERGONOMICS, INC.



                                             By
                                                 ------------------------------
                                             Name:
                                                   ----------------------------
                                             Title:
                                                   ----------------------------


                                                                 Exhibit G pg. 4

                                                                       EXHIBIT H
                                PLEDGE AGREEMENT

         THIS PLEDGE AGREEMENT (herein so called) is entered into on ______________, _________, by ___________________ ("PLEDGOR"), in favor of
NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation ("LENDER").

                                   WITNESSETH

         1. Pledgor, as borrower, and Lender, as lender, are parties to a promissory note dated as of ____________________(as amended, supplemented, or restated from time-to-time, the "NOTE"), pursuant to which Lender has made a term loan (the "LOAN") to Pledgor in the original principal amount of $_____________. Pledgor used the proceeds of the Loan to purchase certain common stock of Lender set forth on EXHIBIT A attached hereto (in such capacity, the "ISSUER") (all such shares being herein referred to as the "PLEDGED SHARES").

         2. Pledgor wishes to provide collateral security for the Secured Indebtedness (as hereinafter defined) in the form of a pledge of the Pledged Collateral (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and the direct and indirect material benefit to be received by Pledgor by reason of the Note, which benefit is hereby expressly acknowledged by Pledgor, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Capitalized terms used herein, which are defined in the Note, shall have the same meanings when used herein unless the context hereof shall otherwise require or provide. In addition, for the purposes of this Pledge Agreement, the following terms shall have the respective meanings assigned to them in this SECTION 1:

         "NOTE" shall mean that certain Note dated of even date herewith, executed by Pledgor and payable to the order of Lender in the original principal amount of $____________, together with all renewals, extensions, restatements, modifications, and amendments thereof.

         "PLEDGED COLLATERAL" shall have the meaning assigned to it in SECTION 2 hereof.

         "PLEDGED SHARES" shall have the meaning assigned to it in the recitals.

         "SECURED INDEBTEDNESS" shall mean all indebtedness, obligations, and liabilities described or referred to in CLAUSES (a) through (d) below:

         (a) the Loan;

         (b) all fees and expenses, including, without limitation, all reasonable attorneys' fees and legal expenses incurred by Lender to preserve and maintain the Pledged Collateral, collect the obligations herein described, and enforce the Note; and

         (c) all extensions, renewals, amendments, and modifications of any of the foregoing.

         SECTION 2. PLEDGE. As collateral security for the payment and performance of the Secured Indebtedness, Pledgor hereby pledges, hypothecates, assigns, transfers, sets over, and delivers unto Lender, and hereby grants Lender a lien and security interest in, the following:

         (a) the Pledged Shares and the certificates representing the Pledged Shares, and all cash, securities, dividends, increases, distributions, and profits received therefrom or in connection therewith, including distributions or payments in partial or complete liquidation or redemption, or as a result of reclassifications, readjustments, reorganizations, or changes in the capital structure of the Issuer thereof, and any other property at any time and from time-to-time received, receivable, or otherwise distributed or delivered to Lender, and all rights and privileges pertaining thereto;

         (b) all securities hereafter delivered to Lender in substitution for, or in addition to, any of the foregoing, all certificates representing or evidencing such securities, and all cash, securities, instruments, documents, dividends, increases, distributions, and profits received therefrom, and any other property at any time and from time-to-time received by, receivable by, or otherwise distributed or delivered to Lender in respect of or in exchange for any or all of the property described;

         (c) all products and proceeds of the foregoing and all general intangibles and contract rights related thereto, including without limitation, all revenues, distributions, dividends, property, registration rights, contract rights, and other rights and interests that Pledgor is, or may hereafter become, entitled to receive on account of any collateral described in SUBSECTIONS 2(a) through (c);

(all such Pledged Shares, certificates, securities, instruments, documents, dividends, increases, distributions, profits, intangibles, contract rights, and other property being herein collectively called the "PLEDGED COLLATERAL").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, privileges, and preferences appertaining to or incidental thereto, unto Lender, its successors, and assigns, forever subject, however, to the terms, covenants, and conditions hereafter set forth.

         SECTION 3. LENDER AS CUSTODIAN. Lender (or an agent designated by Lender) shall have physical possession of the certificates or instruments representing or evidencing the Pledged Collateral. Pledgor agrees that Pledgor will deposit with Lender, along with the certificates or instruments representing or evidencing the Pledged Collateral, duly executed stock powers in blank in favor of Lender or its nominee. In addition, Lender shall at all times have the right to exchange certificates or instruments representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with its performance of this Pledge Agreement.

         SECTION 4. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants that: (a) Pledgor is the sole legal and beneficial owner of the Pledged Collateral free and clear of all liens, charges, pledges, encumbrances, and security interests of every kind and nature, other than liens and security interests in favor of Lender; (b) Pledgor has good right and lawful authority to pledge the Pledged Collateral in the manner hereby done or contemplated; (c) no consent or approval of any governmental authority, or of any securities exchange, is necessary to effect the validity of the rights created hereunder which have not been obtained; (d) except for any financing statement which may have been filed by Lender, no financing statement covering the Pledged Collateral, or any part thereof, has been filed with any filing officer or office; (e) no security agreement covering the Pledged Collateral, or any part thereof, has been made and no security interest, other than the one herein created, has attached or been perfected in the Pledged Collateral or any part thereof; (f) the execution, delivery, and consummation of this Pledge Agreement will not violate any law, regulation, mortgage, indenture, contract, instrument, judgment, or decree applicable to or binding on Pledgor or the Issuer; and (g) the information contained in all forms or other statements given to Lender by Pledgor is true, complete, and accurate in all material respects, and Pledgor will immediately notify Lender of any change in such information. The delivery at any time by Pledgor to Lender of additional Pledged Collateral shall constitute a representation and warranty by Pledgor that, with respect to such Pledged Collateral and each item thereof, the matters heretofore warranted in CLAUSES
(a) through (g) immediately above are true and correct in all material respects at, and as if they were made at, the date of such delivery.

         SECTION 5. COVENANTS.

         (a) ADDITIONAL DOCUMENTS AND INFORMATION. Pledgor covenants and agrees to: (i) from time-to-time promptly execute and deliver to Lender all such stock powers, assignments, certificates, supplemental writings, financing statements, and other items and do all other acts or things as Lender may reasonably request in order more fully to evidence and perfect the interest of Lender in the Pledged Collateral; (ii) punctually and properly perform all of Pledgor's covenants and duties under any other security agreement, deed of trust, collateral pledge agreement, or contract of any kind now or hereafter existing as security for or in connection with payment of the Secured Indebtedness (to the extent liable thereon) in accordance with the terms hereof; (iii) allow Lender to inspect all records of Pledgor relating to the Pledged Collateral or to the Secured Indebtedness, and to make and take away copies of such records;
(iv) promptly notify Lender of any material change in any fact or circumstance warranted or represented by Pledgor in this Pledge Agreement or in any other writing furnished by Pledgor to Lender in connection with the Pledged Collateral or the Secured Indebtedness; (v) promptly notify Lender of any claim, action, or proceeding affecting title to the Pledged Collateral, or any part thereof, or the security interest therein, and, at the request of Lender, appear in and defend, at Pledgor's expense, any such action or proceeding; and (vi) promptly, after being requested by Lender, pay to Lender the amount of all reasonable expenses, including reasonable attorneys' fees and other legal expenses, incurred by Lender in perfecting, maintaining, and enforcing the security interest.

         (b) PROCEEDS. Should the Pledged Collateral, or any part thereof, ever be in any manner converted by the Issuer or maker into another type of property, or any money or other proceeds ever be paid or delivered to Pledgor as a result of Pledgor's rights in the Pledged Collateral, then, in any such event, all such property, money, and other proceeds, except only ordinary cash dividends (unless and until payable to Lender pursuant to SECTION 6(c) hereof), shall become part of the Pledged Collateral and shall be delivered to Lender by Pledgor.

         (c) PERFORMANCE BY LENDER. Should any covenant, duty, or agreement of Pledgor fail to be performed in accordance with its terms hereunder, Lender may, but shall never be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of Pledgor, and any amount expended by Lender in such performance or attempted performance shall become a part of the Secured Indebtedness. At the request of Lender, Pledgor agrees to pay such amount promptly to Lender at Lender's office set forth in SECTION 11(g), together with interest thereon at the rate provided in the Note.

         (d) NEGATIVE COVENANTS. Pledgor covenants and agrees that, without the prior written consent of Lender, Pledgor will not: (i) sell, assign, or transfer any rights of Pledgor in the Pledged Collateral; (ii) grant any options or other rights in the Pledged Collateral; or (iii) create any other Lien or security interest in, mortgage, or otherwise encumber the Pledged Collateral, or any part thereof, or permit the same to be or become subject to any Lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the security interest herein created.

         SECTION 6. VOTING RIGHTS; DIVIDENDS, ETC., PRIOR TO DEFAULT.

         (a) RIGHTS PRIOR TO DEFAULT. So long as no Default shall have occurred after the date hereof and be continuing, and Lender shall not have given written notice to Pledgor or Issuer of its intention to foreclose upon or otherwise dispose of the Pledged Collateral, or to exercise its voting rights pertaining to the Pledged Collateral:

                  (i) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that Pledgor shall not exercise or refrain from exercising any such right or power if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                  (ii) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies, powers of attorney, dividend orders, and other instruments as Pledgor may request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to SUBSECTION (i) above.

                  (iii) Pledgor shall be entitled to receive any and all cash dividends, returns of capital or other distributions made on or in respect of the Pledged Shares, except for such amounts to be automatically withheld and paid to the Lender pursuant to the terms and conditions of the Note, with specific reference to Section 6 therein.

         (b) TERMINATION OF RIGHTS. Upon (i) the occurrence of a Default, and
(ii) the giving of written notice by Lender to Pledgor of its intention to (A) foreclose upon or otherwise dispose of the Pledged Collateral or (B) exercise its voting rights pertaining to the Pledged Collateral, all rights of Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to
SECTION 6(a)(i) hereof shall cease, at the option of Lender, and all such rights shall thereupon become vested in Lender, who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights. Further, Lender shall have the right, at any time after the occurrence of a Default, to notify and direct Issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to Lender. The Issuer of the Pledged Collateral making any such payment or distribution to Lender hereunder shall be fully protected in relying on the written statement of Lender that it then holds a security interest which entitles it to receive such payments and distributions. Any and all money and other property paid over to or received by Lender pursuant to the provisions of this SUBSECTION (b) shall be retained by Lender as additional collateral hereunder and may be applied (and upon Pledgor's written request all cash shall promptly be applied) in accordance with the provisions hereof.

         (c) DIVIDENDS. Upon the occurrence and during the continuance of a Default, all cash dividends, returns of capital, or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock or other ownership interests of Issuer thereof, received in exchange for Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition, or other exchange of assets to which Issuer may be a party or otherwise, and any and all cash and other property received in exchange for the Pledged Collateral, or received in payment of the principal of or in redemption of the Pledged Collateral, shall be paid or delivered to Lender.

         SECTION 7. RIGHTS AND REMEDIES OF LENDER UPON AND AFTER DEFAULT.

         (a) REMEDIES. Upon the occurrence of a Default, in addition to any and all other rights and remedies which Lender may then have hereunder, under other contracts or agreements between Pledgor and Lender, under applicable law, or under the Uniform Commercial Code as in effect in the State of Texas (hereinafter called "CODE"), or otherwise, Lender may, at its option: (i) declare the entire unpaid balance of principal and all accrued interest on the Secured Indebtedness immediately due and payable, without written notice of demand, notice of intent to accelerate, notice of acceleration, or presentment, all of which are hereby waived; (ii) reduce its claim to judgment, foreclose, or otherwise enforce its security interest in all or any part of the Pledged Collateral by any available judicial procedure; (iii) after notification, if any, expressly provided for herein, sell or otherwise dispose of, at the office of Lender or elsewhere, as chosen by Lender, all or any part of the Pledged Collateral, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Pledged Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time until all of the Pledged Collateral has been sold or until the Secured Indebtedness has been paid in full; provided, however that Lender shall have no obligation to sell the Pledged Collateral piecemeal, it being specifically acknowledged that a sale of all of the Pledged Collateral to one purchaser in a single transaction shall be conclusively presumed to be commercially reasonable), and at any such sale it shall not be necessary to exhibit the Pledged Collateral; (iv) at its discretion, retain the Pledged Collateral in satisfaction of the Secured Indebtedness whenever the circumstances are such that Lender is entitled to do so under the Code; (v) purchase the Pledged Collateral at any public sale in accordance with the Code; (vi) purchase the Pledged Collateral at any private sale in accordance with the Code; and (vii) exercise the rights set forth in SECTION 7 hereof in accordance with the Code.

         (b) SALE OF PLEDGED COLLATERAL. Lender is authorized at any sale of the Pledged Collateral, if it deems it advisable, to restrict the prospective bidders or purchasers to those persons who will represent and agree that they are purchasing for their own account, for investment, and not with a view to distribution or sale of any of the Pledged Collateral. Upon any such sale, Lender shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor which hereby specifically waives, to the fullest extent permitted by applicable law, all rights of redemption, stay, or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted, and such waiver shall be deemed to have been made after default. Lender shall give Pledgor ten (10) days' written notice of its intention to make any such public or private sale or sale at broker's board or on a securities exchange. Such notice, in case of sale at broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or that portion thereof so being sold, which will first be offered for sale at such board or exchange. Lender shall have no obligation to disclose or provide any information concerning Issuer or the Pledged Collateral to prospective purchasers of the Pledged Collateral other than information in its possession at such time, and Pledgor agrees and acknowledges that it shall be commercially reasonable for any notices of any such sale, published or otherwise, to specifically so state. At any such sale, the Pledged Collateral may be sold in one lot as an entirety or in separate parcels, as Lender may elect, and any such election shall be presumed to be commercially reasonable. Lender shall not be obligated to make any such sale pursuant to any such notice. Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by Lender until the selling price is paid by the purchaser thereof, but Lender shall not incur any liability in case of the failure of such purchaser to take and pay for the Pledged Collateral so sold, and, in case of any such failure, such Pledged Collateral may again be sold upon like notice. Lender may also, at its discretion, proceed by a suit or suits at law or in equity to foreclose the pledge and sell the Pledged Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. If any consent, approval, or authorization of any state, municipal, or other governmental department, agency, or authority should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any partial disposition of the Pledged Collateral, Pledgor will execute all such applications and other instruments as may be required in connection with securing any such consent, approval, or authorization, and will otherwise use its best efforts to secure the same.

         (c) POSSIBLE RESTRICTIONS ON SALE OF PLEDGED COLLATERAL. Because of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any other applicable laws or regulations, there may be legal restrictions or limitations affecting Lender in any attempts to dispose of certain portions of the Pledged Collateral in the enforcement of its rights and remedies hereunder. For these reasons Lender is hereby authorized by Pledgor, but not obligated, in the event of any Default hereunder giving rise to Lender's rights, to sell or otherwise dispose of the Pledged Collateral, and after the giving of any notices required herein, to sell all or any part of the Pledged Collateral at a private sale, subject to an investment letter or in any other manner which will not require the Pledged Collateral, or any part thereof, to be registered in accordance with the Securities Act, as amended, or other applicable rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Lender at any such private sale or other disposition in the manner mentioned above, and Pledgor specifically acknowledges that any such disposition shall be commercially reasonable under the Code. Lender is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Pledgor may deem required or appropriate in the event of a sale or disposition of any of the Pledged Collateral. Pledgor clearly understands that Lender may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Pledgor agrees (i) in the event Lender shall, upon a Default hereunder, sell the Pledged Collateral, or any portion thereof, at such private sale or sales, Lender shall have the right to rely upon the advice and opinion of any member firm of a National Security Exchange (as defined in the Securities Exchange Act of 1934) or other business or stock valuation company as to the best price reasonably obtainable upon such private sale thereof, and (ii) that such reliance shall be conclusive evidence that Lender handled such matter in a commercially reasonable manner under the Code.

         (d) NOTIFICATION. Reasonable notification of the time and place of any public sale of the Pledged Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Pledged Collateral is to be made, shall be sent to Pledgor and to any other person entitled under the Code to notice; provided, that if the Pledged Collateral threatens to decline quickly in value or is of a type customarily sold on a recognized market, Lender may sell or otherwise dispose of the Pledged Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Pledge Agreement.

         (e) APPLICATION OF PROCEEDS. Upon the maturity of any instrument evidencing the Secured Indebtedness or any part thereof, whether such maturity be by such terms of such instruments or through the exercise of any power of acceleration, Lender is authorized and empowered to apply any and all funds realized from the sale of the Pledged Collateral not previously credited against the Secured Indebtedness first, toward the payment of the costs, charges, and expenses, if any, incurred in the collection of such funds hereunder, and then, toward the payment (in such order as Lender shall elect) of the Secured Indebtedness, and shall pay any balance remaining to Pledgor or as prescribed by the Code.

         (f) NOTICES. In the event that any notice is required to be given to Pledgor with respect to any sale or liquidation of the Pledged Collateral, any notice addressed to Pledgor at the address set forth in SECTION 11(g) below, postage prepaid, deposited in the United States mail ten

(10) days prior to the date of any such intended action shall be deemed to be a sufficient and commercially reasonable notice. Nothing contained herein shall prevent Lender from giving notice in any other manner which is considered reasonable.

         SECTION 8. AUTHORITY OF LENDER. Lender shall have and be entitled to exercise all such powers hereunder as are specifically delegated to Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Lender may execute any of its duties hereunder by or through sub-agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to said duties. Lender and any affiliate, director, officer, or employee of Lender shall not be liable for any action taken or omitted to be taken by them or any of them hereunder or in connection herewith, except for their own gross negligence or willful misconduct; nor shall Lender be responsible for the validity, effectiveness, or sufficiency hereof or of any document or security furnished pursuant hereto or in connection herewith. Lender shall be entitled to rely on any communication, instrument, or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons. Pledgor hereby agrees to reimburse Lender, on demand, for all reasonable expenses incurred by it in connection with the administration and enforcement of this Pledge Agreement and agrees to indemnify and hold harmless Lender from and against any and all liability incurred by it hereunder or in connection herewith, unless such liability shall be due to willful misconduct or gross negligence on the part of Lender. Other than the exercise of reasonable care in the physical custody of the Pledged Collateral while held by Lender, Lender shall have no responsibility for or obligation or duty with respect to all or any part of the Pledged Collateral or any matter or proceeding arising out of or relating thereto, including, without limitation, any obligation or duty to collect any sums due in respect thereof or to protect or preserve any rights against prior parties or any other rights pertaining thereto, it being understood and agreed that Pledgor shall be responsible generally for the preservation of all rights in the Pledged Collateral. Without limiting the generality of the foregoing, Lender shall be conclusively deemed to have exercised reasonable care in the custody of the Pledged Collateral if Lender takes such action, for purposes of preserving rights in the Pledged Collateral, as Pledgor may reasonably request in writing, but no failure or omission or delay by Lender in complying with any such request by Pledgor, and no refusal by Lender to comply with any such request by Pledgor, shall be deemed to be a failure to exercise reasonable care.

         SECTION 9. LENDER APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Lender Pledgor's attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Lender may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of a Default, Lender shall have the right and power, except and to the extent otherwise provided in SECTION 6(a)(ii), to receive, endorse, and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend or other distribution payable or distributable in respect of the Pledged Collateral, or any part thereof, and to give full discharge for the same.

         SECTION 10. CERTAIN RIGHTS BEFORE AND AFTER A DEFAULT.

         (a) LENDER'S RESPONSIBILITY FOR PLEDGED COLLATERAL. Lender shall have no duty to fix or preserve rights against prior parties to the Pledged Collateral, and shall never be liable (except for its own gross negligence or willful misconduct) for its failure to use diligence to collect any amount payable with respect to the Pledged Collateral, but shall be liable only to account to Pledgor for what it may actually collect or receive thereon.

         (b) PURCHASE PRICE FOR PLEDGED COLLATERAL. If Lender advances funds to or for the account of Pledgor to enable the latter to purchase or otherwise acquire rights in the Pledged Collateral, or any part thereof, such funds may, at Lender's option, be paid (i) directly to the person, firm, or corporation from whom Pledgor will make such purchase or acquisition or (ii) to Pledgor, in which event Pledgor covenants to promptly pay the same to such person, firm, or corporation and forthwith furnish to Lender evidence satisfactory to Lender that such payment has been made.

         (c) FINANCING STATEMENT. Lender shall have the right at any time to execute and file this Pledge Agreement as a financing statement, but the failure of Lender to do so shall not impair the validity or enforceability of this Pledge Agreement.

         (d) DISCLOSURE. Lender is granted the right to discuss Pledgor's and Issuer's affairs, finances, and accounts with all parties to such degree as Lender deems necessary or advisable to protect its security interest and/or the repayment of the indebtedness secured hereby. Pledgor covenants to do all things necessary or appropriate to permit Lender to fully exercise its rights under this paragraph.

         (e) DEPOSIT OF PROCEEDS. Except as expressly prescribed above, all payments received by Lender with respect to the Pledged Collateral shall, at Lender's option, be deposited in a special interest bearing account at a bank to be designated by Lender in the name of Lender styled "COLLATERAL ACCOUNT." Funds in said account are hereby assigned to Lender and shall be impressed with a lien to secure the Secured Indebtedness, and shall be applied by Lender as provided for above.

         (f) PAYMENT OF EXPENSES. At Lender's option, Lender may (but shall not be obligated to) discharge taxes, liens, and interest, perform or cause to be performed, for and on behalf of Pledgor, any actions and conditions, obligations, or covenants which Pledgor has failed or refused to perform, and may pay for the repair, maintenance, or preservation of any of the Pledged Collateral, and all sums so expended, including, but not limited to, reasonable attorneys' fees, court costs, agents' fee or commissions, or any other costs or expenses, shall become part of the Secured Indebtedness, shall bear interest from the date of payment at the rate set forth in the Note, shall be payable at the place designated for payment of the Secured Indebtedness, and shall be secured by this Pledge Agreement.

         SECTION 11.  MISCELLANEOUS.

         (a) TERMS COMMERCIALLY REASONABLE. The terms of this Pledge Agreement shall be deemed commercially reasonable within the meaning of the Code in effect and applicable hereto.

         (b) HEADINGS. The headings of articles and sections herein are inserted only for convenience and shall in no way define, describe, or limit the scope or intent of any provision of this Pledge Agreement.

         (c) AMENDMENTS. No change, amendment, modification, cancellation, or discharge of any provision of this Pledge Agreement shall be valid unless consented to in writing by the party or parties against whom enforcement is being sought (subject to the terms of the Note).

         (d) ASSIGNMENT OF LENDER'S RIGHTS. Lender shall have the right to assign all or any portion of its rights under this Pledge Agreement to any subsequent holder or holders of the Secured Indebtedness.

         (e) PARTIES IN INTEREST. As and when used herein, the term "Pledgor" shall mean and include Pledgor herein named and his successors and permitted assigns, and the term "Lender" shall mean and include Lender herein named and his successors and assigns, and all covenants and agreements herein shall be binding upon and inure to the benefit of Pledgor and Lender and their respective successors and assigns, provided that Pledgor shall have no right to assign his rights hereunder to any other Person.

         (f) APPLICABLE LAWS. THIS PLEDGE AGREEMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE PLEDGED COLLATERAL OR THE SECURED INDEBTEDNESS, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT CONSIDERATION OF ITS CONFLICTS OF LAWS RULES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. If any provision of this Security Agreement is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Pledge Agreement shall remain unaffected.

         (g) NOTICES. Any notices or other communications required or permitted to be given by this Pledge Agreement or any other documents and instruments referred to herein must be given to the address of such party as follows:

                  If to Lender:             Neutral Posture Ergonomics, Inc.
                                            3904 N. Texas Avenue
                                            Bryan, Texas 77803
                                            Attention: President

                  If to Pledgor:
                                            -----------------------

                                            -----------------------

         (h) OBLIGATIONS ABSOLUTE. All rights and remedies of Lender hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Note or any other agreement or instrument relating to the foregoing;

                  (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Indebtedness, or any other amendment or waiver of or any consent to any departure from the Note; or

                  (iii) any exchange, release, or nonperfection of any interest in any Pledged Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Indebtedness.

         (i) COUNTERPARTS. This Pledge Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Pledge Agreement it shall not be necessary to produce or account for more than one such counterpart.

         (j) ENTIRETY. THIS PLEDGE AGREEMENT AND THE NOTE EMBODY THE FINAL, ENTIRE AGREEMENT AMONG PLEDGOR AND LENDER WITH RESPECT TO THE PLEDGE AND ASSIGNMENT OF THE PLEDGED COLLATERAL AND THE OTHER MATTERS ADDRESSED HEREIN AND THEREIN, AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         (k) WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, PLEDGOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.

         (l) WAIVER OF CERTAIN CLAIMS. Pledgor hereby waives any right or claim to consequential or punitive damages arising out of or relating to this Pledge Agreement or the Note or the transactions contemplated hereby or thereby, or the actions of Lender in the negotiation, administration, or enforcement hereof or thereof.

         (m) WAIVER OF NOTICE AND HEARING. PLEDGOR HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO NOTICE OR HEARING PRIOR TO SEIZURE BY LENDER OF THE COLLATERAL, WHETHER BY WRIT OF POSSESSION OR OTHERWISE.

         EXECUTED as of the date first above stated.

                                             PLEDGOR:


                                             -----------------------------------
                                             [Name of Pledgor]

                                    EXHIBIT A

                                 PLEDGED SHARES

             CERTIFICATE NO.                       NUMBER OF SHARES
             ---------------                       ----------------

                                                                       EXHIBIT I

                                 PROMISSORY NOTE
$___________________                                          ___________, 20__


         FOR VALUE RECEIVED, the undersigned, [NAME OF NON-FAMILY MEMBER] ("MAKER"), hereby unconditionally promises to pay to the order of NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation, ("PAYEE"), at its offices located at 3409 N. Texas Avenue, Bryan, Texas 77803, the principal sum of _________________________Dollars ($____________), in lawful money of the United
States of America, together with interest (calculated on the basis of a 365-day year or 366-day year, as appropriate) on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity at the AFR Rate (as defined below) plus (0.5%) per annum.

         1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the SECTION referred to:

         "AFR RATE" means the applicable federal rate published from time to time by the Department of Treasury, as determined on the date hereof and on each anniversary date thereafter.

         "BUSINESS DAY" means a day upon which business is transacted by national banks in Dallas, Texas.

         "DEFAULT" has the meaning ascribed to it in SECTION 7 hereof.

          "MAXIMUM RATE" means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

         "OBLIGATION" means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note.

         "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of ____________, 2000 between Neutral Posture Ergonomics Merger Co., Inc., Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Gregory Katt, Thomas Peterson and certain of their spouses, including any documents, instruments, and agreements executed in connection therewith, in each case as the same may be amended, supplemented, restated, modified or replaced from time to time on one or more occasions.

         2. PAYMENT. The unpaid principal of and interest upon this Note shall be finally due and payable on ____________, 20__*.


-------------------------------
* 7 years from the Effective Date as defined in the Shareholders Agreement.


                                                                 Exhibit I pg. 1

         Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal. Maker may prepay all or part of the outstanding principal without penalty.

         All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the greater of (i) the Maximum Rate, or (ii) ten percent (10%) per annum.

         3. SHAREHOLDERS AGREEMENT. This Note has been executed and delivered pursuant to Section 11 of the Shareholders Agreement.

         4. WAIVERS. Maker and any surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally, waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         5. SECURITY. This Note is secured by the Security Agreement dated of even date hereof between Payee, as secured party and Maker, as debtor.

         6. MANDATORY PREPAYMENT. Principal and interest upon this Note shall automatically be withheld and paid from forty percent (40%) of the Maker's annual bonus and any other bonuses paid pursuant to Maker's employment with the Payee, and any dividends or distributions to Maker by Payee, as a shareholder of Payee.

         7. DEFAULT AND REMEDIES.

         (a) A "DEFAULT" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation; and such failure shall continue for an period of more than ten (10) Business Days after Maker shall receive notice thereof from Payee; (ii) default shall occur in the performance of any of the covenants or agreements of Maker contained in the Shareholders Agreement; (iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the


                                                                 Exhibit I pg. 2
benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days; or the death of the Maker.

         (b) Upon the occurrence of any Default hereunder then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker hereby waives and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Default specified in (iii) or (iv) of SECTION (a) above with respect to Maker, without any notice to Maker or any other act by Payee, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

         8. USURY LAWS. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

         9. COSTS. If any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, is commenced to enforce the obligations under this Note, the prevailing party in such action or proceeding shall be entitled to recover all costs including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal. Payee shall also be entitled to recover from Maker all costs and expenses incurred by Payee in collecting any judgment awarded Payee in any such action or proceeding.

         10. GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING BUT WITHOUT


                                                                 Exhibit I pg. 3

LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS AND ALL QUESTIONS INVOLVING USURY AND THE MAXIMUM RATE OF INTEREST WHICH MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                            MAKER:


                                            --------------------------------
                                            [Non-Family Member Name]



                                                                 Exhibit I pg. 4

                                                                       EXHIBIT J

                                 PROMISSORY NOTE
$___________________                                         ____________, 20__


         FOR VALUE RECEIVED, the undersigned,
___________________________________, ("MAKER"), hereby unconditionally promises to pay to the order of NEUTRAL POSTURE ERGONOMICS, INC., a Texas corporation, ("PAYEE"), at its offices located at 3409 N. Texas Avenue, Bryan, Texas 77803, the principal sum of __________________________Dollars ($____________), in
lawful money of the United States of America, together with interest (calculated on the basis of a 365-day year or 366-day year, as appropriate) on the unpaid principal balance from day-to-day remaining, computed from the date hereof until maturity at the AFR Rate (as defined below) plus (0.5%) per annum.

         1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the SECTION referred to:

         "AFR RATE" means the applicable federal rate published from time to time by the Department of Treasury, as determined on the date hereof and on each anniversary date thereafter.

         "BUSINESS DAY" means a day upon which business is transacted by national banks in Dallas, Texas.

         "DEFAULT" has the meaning ascribed to it in SECTION 7 hereof.

         "MAXIMUM RATE" means, with respect to the holder hereof, the highest non-usurious rate of interest, if any, permitted by applicable law on such day.

         "OBLIGATION" means all indebtedness, liabilities, and obligations, of every kind and character, of Maker, now or hereafter existing in favor of Payee, including, but not limited to, all indebtedness, liabilities, and obligations arising under this Note.

         "SHAREHOLDERS AGREEMENT" means that certain Shareholders Agreement dated as of ____________, 2000 between Neutral Posture Ergonomics Merger Co., Inc., Rebecca Boenigk, Jaye Congleton, Catherine Coker, Michele Zincke, Mark Benden, David Ebner, Gregory Katt, Thomas Peterson and certain of their spouses, including any documents, instruments, and agreements executed in connection therewith, in each case as the same may be amended, supplemented, restated, modified or replaced from time to time on one or more occasions.

         2. PAYMENT. The unpaid principal of and interest upon this Note shall be finally due and payable on ___________, 20__*.

Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal. Maker may prepay all or part of the outstanding principal without penalty.


---------------------------
* 7 years from the Effective Date, as defined in the Shareholders Agreement.


                                                                 Exhibit J pg. 1

All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the greater of (i) the Maximum Rate, or (ii) ten percent (10%) per annum.

         3. SHAREHOLDERS AGREEMENT. This Note has been executed and delivered pursuant to, the Shareholders Agreement.

         4. WAIVERS. Maker and any surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally, waive presentment, demand, protest, notice of protest and non-payment or other notice of default, notice of acceleration, and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         5. SECURITY. This Note is secured by the Security Agreement dated of even date hereof between Payee, as secured party and Maker, as debtor.

         6. MANDATORY PREPAYMENT. Principal and interest upon this Note shall automatically be withheld and paid from _______(+) percent (____(+)%) of the Maker's annual bonus and any other bonuses paid by Payee to Maker pursuant to Maker's employment, and any dividends or distributions to Maker by Payee, as a shareholder of Payee.

         7. DEFAULT AND REMEDIES.

         (a) A "DEFAULT" shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation; and such failure shall continue for an period of more than ten (10) Business Days after Maker shall receive notice thereof from Payee; (ii) default shall occur in the performance of any of the covenants or agreements of Maker contained in the Shareholders Agreement; (iii) Maker shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (C) make a general assignment for the benefit of creditors, (D) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (E) file an answer


----------------------
(+) To be determined in accordance with Section 12.2 of the Shareholders
    Agreement.

                                                                 Exhibit J pg. 2
admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (iv) an order, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of Maker or appointing a receiver, trustee, intervenor or liquidator of any such person, or of all or substantially all of its or their assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

         (b) Upon the occurrence of any Default hereunder then in any such event the holder hereof may, at its option, (i) declare the entire unpaid balance of principal and accrued interest of the Obligation to be immediately due and payable without presentment or notice of any kind which Maker hereby waives and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant to any applicable law or agreement; provided, however, in the case of any Default specified in (iii) or (iv) of SECTION (a) above with respect to Maker, without any notice to Maker or any other act by Payee, the principal of and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

         8. USURY LAWS. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on the Note, any amount in excess of the Maximum Rate, and, in the event Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

         9. COSTS. If any legal proceeding at law or in equity, or in bankruptcy, receivership or other court proceedings, is commenced to enforce the obligations under this Note, the prevailing party in such action or proceeding shall be entitled to recover all costs including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal. Payee shall also be entitled to recover from Maker all costs and expenses incurred by Payee in collecting any judgment awarded Payee in any such action or proceeding.

         10. GOVERNING LAW. THIS INSTRUMENT AND ALL ISSUES AND CLAIMS ARISING IN CONNECTION WITH OR RELATING TO THE INDEBTEDNESS EVIDENCED HEREBY, INCLUDING BUT WITHOUT LIMITATION, ALL CONTRACT, TORT, EQUITY, OR OTHER CLAIMS OR COUNTERCLAIMS AND ALL QUESTIONS INVOLVING USURY AND THE MAXIMUM RATE OF INTEREST WHICH MAY BE CONTRACTED FOR, CHARGED, OR RECEIVED SHALL BE GOVERNED AND CONSTRUED


                                                                 Exhibit J pg. 3

IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         11. ENTIRETY. THE PROVISIONS OF THIS NOTE MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY MAKER AND PAYEE. THIS NOTE EMBODIES THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS NOTE AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

                                             MAKER:


                                             -----------------------------------
                                             [Name of Non-Family Member]


                                                                 Exhibit J pg. 4

                                                                       EXHIBIT K

                             SHAREHOLDERS AGREEMENT


         Reference is made to that certain Shareholders Agreement (the "AGREEMENT") dated as of October 27, 2000 among Neutral Posture Ergonomics, Inc., a Delaware corporation (the "Corporation"), Rebecca Boenigk ("BOENIGK"), Jaye Congleton ("CONGLETON"), Catherine Coker ("Coker"), Michele Zincke ("ZINCKE," together with Boenigk, Congleton and Coker, the "FAMILY Members"), Mark Benden ("BENDEN"), David Ebner ("EBNER"), Gregory Katt ("KATT") and Thomas Peterson ("PETERSON," collectively with Benden, Ebner and Katt, the "NON-FAMILY MEMBERS") and the respective spouses of the Family Members and the Non-Family Members (each a "SPOUSE," together the "Spouses"). In consideration of the recitals made in the Agreement, in consideration of the Corporation's allowing the undersigned to become a shareholder of the Corporation, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned shall be bound by the terms of the Agreement as though a party thereto and for all purposes the undersigned shall be a Non-Family Member thereunder. Notwithstanding the foregoing, the undersigned shall not be a Remaining Non-Family Member as defined in the Agreement.

         Executed as of ________________, 20__


                                      NON-FAMILY MEMBER:



                                      --------------------------------


                                      SPOUSE OF NON-FAMILY MEMBER



                                      --------------------------------


                                      NEUTRAL POSTURE ERGONOMICS, INC.


                                      By:
                                          ----------------------------
                                      Name:
                                            --------------------------
                                      Title:
                                             -------------------------


                                                                 Exhibit K pg. 1